Exhibit 10.7

Contract No. INM-CO/01-2876/HC

INMARSAT LIMITED
99 City Road, London EC1Y 1AX, England

Contract No. INM –CO/01-2876/HC

for

Broadband Global Area Network (BGAN) Radio Access Network (RAN)

with

THRANE & THRANE A/S
Lundtoftegårdsvej 93D, DK-2800 Lyngby, Denmark

Proprietary & Confidential

INMARSAT CONTRACT

TERMS AND CONDITIONS

Table of Contents

Article	Title
Preamble
1	Scope of Work
2	Delivery by Contractor
3	Performance Schedule
4	Price
5	Final Acceptance
6	Taxes and Duties
7	Payment Terms
8	Contractor Deliverables, Title and Assumptions of Risk
9	Warranty as to Quality
10	Access to Work in Progress and Data
11	Inmarsat’s Rights in Technical Data and Inventions
12	Patents For Foreground Inventions
13	Intellectual Property Right Indemnity
14	Loss and Damage, Indemnity
15	Inmarsat-Furnished Property and Facilities
16	Inmarsat-Furnished Documents, Examination
17	Confidentiality
18	Public Release of Information
19	Termination
20	Termination for Convenience
21	Incentives and Remedies for Early and Late Delivery
22	Remedies for Unsatisfactory Service and Support
23	Consequences of Force Majeure
24	Governmental Authorizations
25	Applicable Law
26	Arbitration
27	Changes
28	Key Personnel
29	Key Sub-Contractors
30	Technical Data Deposit
31	Assignment of Contract
32	Responsible Officers
33	Communications
34	Time Limits
35	Order of Precedence
36	Waiver
37	Options
38	Warranty Support and Maintenance Support
39	Spares
40	Entire Agreement
Signature

Annexes:
A	Statement of Work (SOW)
B	System Requirements Specification (SRS)
C	Air Interface Specifications
D	Price Breakdown and Payment Plan
E	Warranty and Maintenance Plan
F	Key Personnel
G	Key Sub-Contractors
H	Contractor Background

Preamble

This is a Contract between Thrane & Thrane A/S (hereinafter referred to as the “Contractor”), a company organized and existing under the laws of Denmark, with its registered office at Lundtoftegårdsvej 93D, DK-2800 Lyngby, Denmark, and Inmarsat Ltd, whose registered office is at 99 City Road, London EC1Y 1AX, England (hereinafter referred to as “Inmarsat”)

The effective date of this Contract (EDC) is 1 July 2001

Article 1:                                           Scope of Work

A.                                   The Contractor shall deliver to Inmarsat a Radio Access Network (RAN) in accordance with all the requirements of this Contract, including Annex A and B hereto, entitled Statement of Work (SOW) and System Requirements Specification (SRS), the terms and conditions of this Contract, and as directed by Inmarsat’s Responsible Officer, Helga Cantrell, hereinafter referred to as “the Work”.

B.                                     Annex A and B hereto, entitled Statement of Work and SRS set out the technical requirements and the functional specifications to be met by the Contractor and the deliverables to be supplied hereunder.  The total firm fixed price referred to as “the Price” under Article 4 hereto, entitled Price is for the Work to be provided hereunder and is inclusive of all applicable taxes and duties in accordance with Article 6 hereto, entitled Taxes and Duties.

Article 2:                                           Delivery by Contractor

A.                                   The items to be delivered by the Contractor pursuant to this Contract shall be as described in Annex A and B hereto, entitled Statement of Work and SRS.

B.                                     The Radio Network Sub-system (RNS) delivery locations shall be either as indicated in Annex A hereto, entitled Statement of Work, or as finally determined by Inmarsat.  Notice of the final selection of delivery locations shall be provided to the Contractor no later than six (6) months from EDC.  All deliverable items shall be delivered in accordance with Article 3 hereto, entitled Performance Schedule in accordance with Annex A and B hereto, entitled Statement of Work and SRS.

Article 3:                                           Performance Schedule

The Work, as defined in Article 1 hereto, entitled Scope of Work and as set out in Annex A and B hereto, entitled Statement of Work and SRS, shall be performed in accordance with the schedule detailed in Annex A and B herein, entitled Statement of Work and SRS.  Final Acceptance of the RAN in accordance with Article 5 hereto, entitled Final Acceptance shall be completed no later than thirty (30) months after EDC.

Article 4:                                           Price

A.                                   The firm fixed price for the Work as defined in Annex A and B herein, entitled Statement of Work and SRS shall be **** and shall be all inclusive and shall hereinafter be referred to as “the Price”.

B.                                     The prices for the Options under this contract are detailed in Article 37 hereto, entitled Options.

Article 5:                                           Final Acceptance

A.                                   All deliverable items specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, and the Contractor’s entitlement to the Price specified in Article 4 hereof, entitled Price, shall be subject to Final Acceptance of such items by Inmarsat.

B.                                     Inmarsat shall notify the Contractor of its acceptance or rejection of project milestones prior to Final Acceptance and of Final Acceptance of the Work within thirty (30) days after delivery or, if applicable, upon completion of post-delivery acceptance of project milestones prior to

Final Acceptance.  Final Acceptance shall be in accordance with the procedures specified in Annex A and B hereto, entitled Statement of Work and SRS.

C.                                     The Contractor’s right to retain any payments made pursuant to Article 7 hereof, entitled Payment Terms, shall be conditional upon Final Acceptance of the Work in accordance with the procedures and requirements referred to in Paragraph B of this Article.  If any part of the Work is not accepted Paragraph B of Article 9 hereto, entitled Warranty as to Quality and Article 21 hereof, entitled Incentives and Remedies for Early and Late Delivery shall apply.  Payments prior to Final Acceptance of the Work in its entirety shall not be construed as acceptance of any part of the Work and shall only be made against the completion of project milestones specified in Annex D hereto, entitled Price Breakdown and Payment Plan.

Article 6:                                           Taxes and Duties

A.                                   With the exception of UK value added tax, if applicable, the Contractor shall be responsible for, and shall hold Inmarsat harmless from, all taxes, duties, and similar liabilities which may arise under any present or future national, federal, state, or local laws, and which become due by reason of the performance of the Work under this Contract or any subcontract hereunder, and shall comply with any requirements of such laws as may be necessary to effectuate this Contract.

B.                                     The Price stated in Article 4 hereto, entitled Price is inclusive of all customs duties, VAT and sales and other taxes arising up to the point of delivery to Inmarsat, which shall be identified on the invoice at the applicable rates.

C.                                     Inmarsat shall be responsible for all taxes, duties and similar liabilities that may become due by reason of the supply of any Inmarsat equipment or other property to the Contractor.  The Contractor shall provide all reasonable assistance to Inmarsat in connection with the importation of the Inmarsat equipment as required, to ensure that the duration of customs clearance for any Inmarsat equipment will not exceed seven working days from arrival of such equipment at the port of entry.

D.                                    The Contractor shall be responsible for paying any withholding taxes due on any payments made in connection with this Contract by Inmarsat and shall indemnify Inmarsat from any liability for such withholding taxes.

E.                                      Where the Contractor pays remedies to Inmarsat (or its successor to this Contract) under Articles 19, entitled Termination and Article 21, entitled Incentives and Remedies for Early and Late Delivery (excluding interest payments) or where Inmarsat withholds payment or where the Contractor provides Unavailability Credits under this Contract, in accordance with Article 22, entitled Remedies for Unsatisfactory Service and Support, such remedies, withholdings or payments will be treated as a reduction in the Price as described in Article 4 hereto, entitled Price for which the Contractor will issue a credit note.  The credit note shall separately identify any credit for taxes and duties. If there are insufficient sums under the Contract against which to issue a credit note the Contractor shall pay the outstanding sums to Inmarsat.

Article 7:                                           Payment Terms

A.                                   The Price referred to in Article 4 hereof, entitled Price, shall be paid by Inmarsat in accordance with Annex D hereto, entitled Price Breakdown and Payment Plan, and with the terms of this Contract.

B.                                     With respect to each amount specified in Annex D hereto entitled Price Breakdown and Payment Plan, the Contractor shall submit an invoice to Inmarsat when the corresponding milestone event has been successfully completed in accordance with Annex A and B hereto entitled Statement of Work and SRS.  Each invoice shall contain or be accompanied by a written certification from the Contractor that the milestone event has been successfully completed.

C.                                     Inmarsat shall pay each amount within thirty (30) days after Inmarsat receives the invoice and certification, provided, however, that if Inmarsat concludes that the requirements for such milestone event have not been fulfilled, the applicable payment shall not be made until within thirty (30) days after Inmarsat has determined that the requirements for such milestone event have been fulfilled.

D.                                    All invoices shall be submitted in the original and one (1) copy.  Any value added tax or other applicable duties shall be separately identified.

E.                                      In the case of late payment of any amount payable by Inmarsat under this Contract, the exclusive remedy for the Contractor shall be action to compel payment with interest on the amount outstanding at a rate of the current three (3) month US Dollar London Inter-Bank Offer Rate (LIBOR) per annum calculated on a daily basis.  Such interest charge shall be computed commencing on the first day following the payment due date.

Article 8:                                           Contractor Deliverables, Title and Assumption of Risk

A.                                   Title to all deliverable items specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, shall pass to Inmarsat upon Final Acceptance thereof by Inmarsat pursuant to Article 5 hereof, entitled Final Acceptance.  The Contractor warrants to Inmarsat that it has and will deliver good title to all such deliverable items, free from any claim, lien, pledge, mortgage, security interest, or other encumbrances, including, but not by way of limitation, those arising out of the performance of the Work.

B.                                     With respect to each such deliverable item, the risk of loss or damage shall be borne by the Contractor up to the time of delivery into Inmarsat’s custody pursuant to Article 2 hereof, entitled Delivery by Contractor.  After such delivery, Inmarsat shall bear the risk of loss or damage. Notwithstanding the foregoing any loss or damages to such deliverables, caused by the Contractor, shall be subject to Article 14 hereto, entitled Loss and Damage, Indemnity.

C.                                     Notwithstanding the passing of title or documents and reports, Inmarsat’s rights to use the information contained therein shall be subject to Article 11 hereof, entitled Inmarsat’s Rights in Technical Data and Inventions.

Article 9:                                           Warranty as to Quality

A.                                   Notwithstanding any prior inspection or acceptance by Inmarsat, the Contractor warrants that:

1.                                       All deliverable equipment specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, shall be new and free from any defects in materials, workmanship and design;

2.                                       All services shall be performed in a skillful and workmanlike manner consistent with the best practices of the industry; and

3.                                       Deliverable items, including hardware, software, services and documentation shall conform to the requirements specified in this Contract, including Annex A and B hereto, entitled Statement of Work and SRS.

B.                                     In the event of defective or non-conforming Work, whether equipment, services, software, reports or otherwise, Inmarsat shall notify the Contractor that the Work is non-conforming.  Such notice may be given after delivery, in accordance with Article 5 hereof, entitled Final Acceptance, or prior to delivery, at any time during the performance of this Contract.  In either case, the notice shall identify those particulars in which the Work fails to conform. Inmarsat shall have the following remedies:

1.                                       Inmarsat may require the Contractor to correct or replace the defective or non-conforming Work at the Contractor’s expense.  The decision whether the non-conforming Work is to be corrected or replaced shall be at Inmarsat’s option, but shall require consultation with the Contractor.  If the Contractor does not correct or replace the Work within a reasonable period after notification from Inmarsat, or if the Contractor fails to do so effectively, Inmarsat may have the correction or replacement done by a third party, in which case the Contractor shall reimburse Inmarsat for all costs reasonably incurred by Inmarsat.

2.                                       Inmarsat may elect not to have the defective or non-conforming Work corrected or replaced, in which case the parties shall in good faith negotiate an equitable reduction in the Price and, to the extent Inmarsat has already made payments in excess of the reduced price, the Contractor shall promptly refund that amount.

3.                                       Inmarsat may elect to reject any part of the Work that is non-conforming, in which case the Contractor shall reimburse Inmarsat for all amounts previously paid for such Work with interest at the rate as set out in Article 7 hereof, entitled Payment Terms, calculated from the day following the date of each payment by Inmarsat until the date of reimbursement, and shall also be liable for any increased costs reasonably incurred by Inmarsat in procuring alternative goods and/or services.

C.                                     With respect to each deliverable item or service, these warranties and support shall run for a period of two (2) years on all hardware, software and documentation delivered from the date of Final Acceptance by Inmarsat pursuant to Article 5 hereof, entitled Final Acceptance. With respect to any latent defect not discoverable upon acceptance testing or use within the warranty period, such warranty period shall run from the time of discovery of such latent defect.

D.            Any corrections or replacements made pursuant to this Article shall be subject to Article 8 hereof, entitled Contractor Deliverables, Title and Assumption of Risk.  With respect to any component that is corrected or replaced, the warranty period specified in this Article shall be suspended from the date of notification of the defect by Inmarsat and shall recommence upon the date of satisfactory completion of the correction or replacement for the un-expired portion of the warranty period.  Where such correction or replacement renders other Work non-functional, the warranty period shall be similarly extended for such Work.

E.                                      The rights and remedies of Inmarsat provided in this Article shall be in addition to, and without prejudice to, or forfeiture of, any other rights and remedies Inmarsat may have under this Contract or at law or equity.

F.                                      The Contractor warrants that neither the performance nor functionality of the Work are or will be affected by Date Changes.  For the purposes of this Paragraph, the term “Date Changes” means that all date based functionality and/or operations must behave consistently with dates and any representation of dates must not cause any interruption or degradation in functionality and/or operation.  In particular, all equipment, software and products must calculate, manipulate and present dates correctly for the purposes for which they were created.  This warranty is a separate, independent and continuing warranty and is not limited in time.

Article 10:                                    Access to Work in Progress and Data

A.                                   As used in this Article, the term “Sub-Contractors” refers to those Sub-Contractors within the scope of Article 29 hereof, entitled Key Sub-Contractors.  To the extent necessary to implement this Article, the Contractor shall pass the provisions hereof through into all such Key Sub-Contracts and suppliers of critical path items.

B.                                     The Contractor shall provide for design and progress review meetings with Inmarsat, and submit reports and documentation, in accordance with Annex A and B hereto, entitled Statement of Work and SRS.

C.                                     Inmarsat shall have the right, at all reasonable times during the performance of this Contract, to monitor the Work in progress at the plants of the Contractor and its Key Sub-Contractors.

D.                                    All documentation and data relating to the performance of this Contract shall, upon Inmarsat’s request and at Inmarsat’s election, be made available for inspection and copying at the plants of the Contractor and its Sub-Contractors, or copies shall be delivered to Inmarsat.  This obligation shall apply during the period of performance of the Contract.  With respect to any such documentation and data that is not deliverable pursuant to Article 2 hereof, entitled Delivery by Contractor, Inmarsat shall reimburse the reasonable costs of copying and delivery.  Thereafter, to the extent that such documentation and data is of a type normally retained by the Contractor and its Key Sub-Contractors, it shall continue to be available for such purposes for a period of two (2) years from the date of expiry or earlier termination of this Contract.

E.             Subject to reasonable arrangements to ensure the confidential treatment of proprietary information, the same rights of access granted to Inmarsat in this Article shall be granted to any technical consultants working for Inmarsat in connection with this Contract or any projects related to the Work to be performed under this Contract.

Article 11:                                    Inmarsat’s Rights In Technical Data and Inventions

A.                                   Definitions

1.                                       “Contractor Background” means any data, Know-how, Invention, or Intellectual Property Right owned by or otherwise in the possession of the Contractor at the effective date of this Contract, other than Foreground, used in performing any Work under this Contract and which is required for the design, development, manufacture, use or maintenance of any product delivered under this Contract.  Contractor Background is specifically identified under Annex H to this Contract.

2.                                       “Inmarsat Background” means any data, Know-how, Invention, or Intellectual Property Right owned by or otherwise in the possession of Inmarsat at the effective date of this Contract, other than Foreground, disclosed to the Contractor for its use in performing any Work under this Contract and provided to the Contractor as part of Annex A and B hereto, entitled Statement of Work and SRS or any other Annexes hereto.

3.                                       “this Contract” includes, where the context so admits or requires, any Sub-Contract.

4.                                       “Designee” means a natural person or other entity that is designated by Inmarsat.

5.                                       “Foreground” means any data, Know-how, Invention or Intellectual Property Right generated in performing any Work under this Contract, including without limitation any technical information as may be specifically identified as Foreground in the Final Report or any interim report.

6.                                       “Intellectual Property Right” means all ideas, Inventions, patents, or applications therefore, unregistered designs, registered design rights and applications therefore, copyright, topography rights, all identifiable Know-how, experience, data and all other technical or commercial information whether in human or machine readable form and whether stored electronically or otherwise.

7.                                       “Invention” means any invention, discovery, improvement or innovation of more than a trifling or obvious nature, whether or not patentable, which is used to design, manufacture or use any item, carry out any process of manufacture or to perform any other Work under this Contract.

8.                                       “Know-how” means technical information, data, Invention or experience, whether patentable or not including, but not limited to, all design or manufacturing techniques, operating instructions, machinery designs, raw material or products specifications, drawings, blue prints and any other technical and commercial information relating to research, design, development, manufacture, assembly, use or sale.

9.                                       “Sub-Contract” and “Sub-Contractor” mean respectively any sub-contract entered into by the Contractor pursuant to this Contract and any other party to such sub-contract;

B.                                     Notification of and disclosure of Foreground to Inmarsat

1.                                       Upon completion of the Work to be performed under this Contract or upon termination of this Contract (if earlier) and also upon the written request of Inmarsat, the Contractor shall notify Inmarsat of any and all items of Foreground not listed in a prior report or certify that there are no such unreported items of Foreground.  Notification shall be in the form of a report which contains a list setting forth the nature of each item of Foreground, the system, subsystem, process or part thereof to which each listed item relates and the source of each such item.

2.                                       Inmarsat may at any time and from time to time request the Contractor by written notice to disclose to it any or all of the Foreground and the Contractor shall disclose to Inmarsat full details of the Foreground requested, sufficiently complete to convey a clear understanding of the nature, purposes, operation and, to the extent known to the Contractor, the technical characteristics of the Foreground.

3.                                       Inmarsat, without payment of additional compensation to the Contractor, may disclose to any Designee any item of Foreground disclosed to it hereunder.

C.                                     Use and Practice of Foreground by Inmarsat and others

1.                                       The Contractor hereby grants Inmarsat the irrevocable, non-exclusive, royalty-free right to use the Foreground throughout the world together with the right to grant sub-licences of the Foreground to any Designee.

2.                                       The right to grant sub-licences under this Contract is subject to the following conditions: -

(a)                                  any such sub-licence shall be non-exclusive and shall be limited and subject to the rights and obligations granted hereunder;

(b)                                 no sub-licence shall include the right for the sub-licensee to grant further sub-licences.

D.                                    Use and Practice of Background

1.                                       The Statement of Work and SRS and any other Annexes shall include all Inmarsat Background, which is to be made available to the Contractor.  The Inmarsat Background shall remain the property of Inmarsat and the Contractor shall not make any representation or do any act to indicate that it has any right title to or interest in the Inmarsat Background.

2.                                       Inmarsat hereby grants to the Contractor a non-exclusive, royalty free licence to use the Inmarsat Background for the purposes of carrying out the Work in relation to this Contract.  The Contractor agrees that it will not use the Inmarsat Background for any purpose other than the performance of its obligations under this Contract.

3.                                       The Contractor shall disclose to Inmarsat on the EDC all Contractor Background to be used by the Contractor, or any Sub-Contractor, in connection with the Work under this Contract and thereafter shall not include additional Background without Inmarsat’s written consent.  See Annex H hereto.

4.                                       The Contractor hereby grants to Inmarsat and any Designee of Inmarsat a non-exclusive, royalty free licence to use the Contractor Background for the purposes of exploiting, using, repairing or maintaining the Work delivered under this Contract including any Foreground.

5.                                       At the written request of Inmarsat, the Contractor shall grant licenses under this Article 11.D. to any Designee of Inmarsat.

E.                                      Copyright in Reports

1.                                       The Contractor hereby assigns to Inmarsat copyright and all its present and future right, title and interest throughout the world and all other rights of a like nature in all reports deliverable under this Contract and all modifications and amendments thereto, absolutely for the full term during which such rights and any renewals or extensions may subsist.

2.                                       No Background shall be included in any Final Report without the written approval of Inmarsat.  Background shall be provided in a separate annex to the Final Report.

F.                                      Copyright in software

Where and to the extent that any item delivered under this Contract consists of or includes software, the Contractor hereby grants to Inmarsat the right under the Copyright in the said software to use the said software and to make such copies of it as are reasonably necessary for any use, including back-up, up-grades and archive purposes.

G.                                     Availability of Know-how

Notwithstanding any other provision of this Article 11 under which limitations or conditions may be imposed on Inmarsat or any other person or entity authorised by the Contractor to use Know-how:

1.                                       The right to use any Know-how shall become unconditional and unlimited immediately upon such item having come into the public domain;

2.                                       If the relevant Know-how becomes lawfully available to Inmarsat or any other entity authorised to use it under this Article 11 on other terms, Inmarsat or such other person or persons or entity may, at its sole discretion, use the relevant Know-how on such other terms notwithstanding that such terms are more favourable to Inmarsat or such other person or entity than the terms contained in this Article 11.

H.                                    Marking Know-how

1.                                       All Foreground that is disclosed under this Article 11 shall be marked by the Contractor with the following notice:

“This document/item is supplied pursuant to a Contract between Inmarsat and dated                               [and a Sub-Contract thereunder between                                  and                                                   ].  This document/item contains Foreground as defined in that Contract which may be used only in the manner specified in that Contract, unless such Foreground is or lawfully comes into the public domain or is or lawfully becomes available to the user on other terms.”

The words in square brackets shall be deleted if not appropriate.

2.                                       All Contractor Background supplied under this Article 11 shall be marked by the Contractor with the following notice:

“This document/item is supplied pursuant to a Contract between Inmarsat and dated                              [and a Sub-Contract thereunder between                                      and                                   ].  This document/item contains Contractor Background as defined in that Contract which may be used only in the manner specified in that Contract, unless such Contractor Background is or lawfully comes into the public domain or is or lawfully becomes available to the user on other terms.”

The words in square brackets shall be deleted if not appropriate.

3.               Inmarsat and any other person or entity to whom any Know-how is disclosed under this Contract shall be entitled at any time to modify, remove, obliterate or ignore any legend or equivalent marking which appears on any item of Know-how which is not expressly authorised by this Article 12 provided that a written notice is first sent to the Contractor advising the Contractor of such proposed action and the Contractor fails, within twenty-one (21) days of receiving such notice, satisfactorily to justify to Inmarsat the retention of such legend or marking.  Any failure to mark Contractor Background shall entitle Inmarsat to treat the same as if it were Foreground.

I.                                         Sub-Contracts

1.                                       In any Sub-Contract which may involve a material amount of study, research or development the Contractor shall, unless otherwise authorized or directed by Inmarsat in writing, include provisions relating to Know-how which shall ensure that Inmarsat is not disadvantaged as a result of such Sub-Contract and which shall not adversely affect the rights of Inmarsat to use, or to exercise the Option in respect of any Foreground as provided for under this Article 11.  Without prejudice to the generality of the foregoing, the Contractor undertakes not to enter into any Sub-Contract that may involve the generation of Foreground without first obtaining from the relevant Sub-Contractor a contractual undertaking that all Intellectual Property Rights in any such Foreground will vest in the Contractor and an obligation to assign the same to the Contractor, to the extent that such rights are assignable, and an irrevocable and unconditional waiver of all other such rights.  As between Inmarsat and the Contractor, the responsibility for and cost of obtaining all such assignments and waivers shall be borne by the Contractor.

2.                                       If a Sub-Contractor refuses to accept any provision pursuant to Article 11 the Contractor shall promptly submit a written report to Inmarsat setting out the Sub-Contractor’s reasons for refusal and shall not proceed with the Sub-Contract without Inmarsat’s written consent.

J.                                        Further Assurance

Notwithstanding termination of this Contract for any reason, the Contractor shall do and execute and shall procure that its employees and any Sub-Contractor and its employees engaged in the performance of the Works do and execute all and any documents and do all such things as Inmarsat may require to give effect to the provisions of this Article 11.

K.                                    Warranty of Authority

The Contractor warrants that it has or will obtain full power and authority to carry out the provisions of this Article 11 from all persons and other entities who perform any Work under this Contract or any Sub-Contract.

Article 12:                                    Patents For Foreground Inventions

A.                                   Secrecy of Foreground Inventions

1.                                       The Contractor shall take all necessary steps to preserve the secrecy of all Foreground Inventions and shall use its best endeavors not to publish, put into commercial use, offer for sale or otherwise perform acts which would adversely affect the patentability of any Foreground Invention in any country before an application is filed pursuant to this Article 12.

2.                                       If any publication, commercial use, offer for sale or other act is made in error, the Contractor shall immediately notify Inmarsat of all relevant details and circumstances and take all available steps to minimize the adverse effects.

B.                                     Filing Of Patent Application

1.                                       The Contractor shall have the right to file, at his own expense, patent applications in respect of Foreground Inventions throughout the world.

2.                                       The Contractor shall give prompt written notice to Inmarsat of each application filed and each patent granted pursuant to an application, those countries in which it intends to file an application for a patent or, if appropriate, which asserts that the Contractor does not intend to file any patent application.  Furthermore, the Contractor shall provide Inmarsat with a copy of each application and the full specification with respect to each application within forty-five (45) days of filing and, at Inmarsat’s written request, shall keep Inmarsat advised of the progress of each application and provide Inmarsat with a copy of each patent granted pursuant to an application.

3.                                       Inmarsat shall identify any additional countries in which it would like a patent application to be filed.  Within sixty (60) days of receiving Inmarsat’s request, the Contractor shall, confirm whether it intends to file a patent application in those countries.

4.                                       For each country in respect of which the Contractor either fails to file an application or gives notice to Inmarsat that it does not intend to file an application, the Contractor shall, at the written request of Inmarsat, transfer to Inmarsat the entire right, title and interest in the Foreground Invention in each such country.  Any such transfer shall include the right for Inmarsat, at its sole discretion, to use the Foreground Invention as its confidential property and to apply for and obtain patent protection provided that the Contractor may reserve to itself an irrevocable, non-exclusive, royalty-free licence to use the Foreground Invention (with the right to grant sub-licenses) in the relevant country.

5.                                       Should the Contractor or any other person or entity deriving rights from the Contractor (excluding licensees under this Contract) elect to abandon an application or a granted patent, the Contractor shall so notify Inmarsat in writing not less than sixty (60) days before any such application or Patent is allowed to lapse or any positive act of abandonment is taken.  At the written request of Inmarsat the Contractor shall promptly transfer to Inmarsat the entire right, title and interest in each such application or patent and, pending such transfer, shall take all necessary action (including without limitation the payment of fees) to maintain such application or patent.  On the transfer of an application or patent pursuant to this Article 12 the Contractor may reserve to itself an irrevocable, non-exclusive, royalty-free licence to use the Foreground Invention which is the subject of the application or the patent in the relevant country (with the right to grant sub-licenses).

6.                                       All the costs of filing and prosecuting any application and maintaining any patent obtained pursuant to an application shall be borne by the Contractor save that Inmarsat shall bear all such costs in respect of any patent application filed or patent obtained by Inmarsat pursuant to this Article 12 and any application or patent assigned to Inmarsat pursuant to this Article 12.

7.                                       The Contractor shall keep Inmarsat advised of the progress of each application and provide Inmarsat with a copy of each patent granted pursuant to an application.

8.                                       On grant of any patent the Contractor shall grant to Inmarsat an irrevocable, non-exclusive, royalty-free right to use the patent throughout the world together with the right to grant sub-licences of the patent to any Designee.

C.                                     Examination of Records Relating to Foreground Inventions

1.                                       At any time between the effective date of this Contract and the expiry of thirty-sixth (36) months after final payment is made under Article 7 hereof, entitled Payment Terms, or (if earlier) the date this Contract terminates, the Contractor shall:

(a)                                  permit Inmarsat to examine any books, records, documents and other data and materials in the possession or control of the Contractor that Inmarsat shall reasonably deem likely to be directly pertinent to the discovery or identification of a Foreground Invention or to the compliance by the Contractor of its obligations under this Contract; and

(b)                                 at the written request of Inmarsat, promptly execute and supply Inmarsat with an irrevocable power of attorney to inspect and make copies of each Patent application in relation to any Foreground Invention filed by or on behalf of the Contractor.

2.                                       Where Inmarsat has exercised transfer rights, the Contractor shall assign to Inmarsat all rights in any Foreground Invention the same shall apply to Foreground that the Contractor has failed to notify to Inmarsat under Articles 11 and/or 12.  Pending a written assignment to Inmarsat of any such forfeited rights the Contractor shall hold the Foreground Invention and all rights in it, including any patents or patent applications, on trust for Inmarsat and as soon as practicable the Contractor shall transfer to Inmarsat all such rights in the Foreground Invention.

3.                                       The rights accruing to Inmarsat under this Article 12 shall be in addition and without prejudice to any other rights that Inmarsat may have in relation to unreported Foreground Inventions.

Article 13                                        Intellectual Property Right Indemnity

A.                                   For the purposes of this Article 13:

1.                                       “Indemnitee” means Inmarsat, any Designee, any subsequent owner or lessee of any item to be delivered under this Contract and any officer, employee or agent of any such entities.

2.                                       The terms defined in Article 11 hereto, entitled Inmarsat’s Rights in Technical Data and Inventions, shall have the same meaning when used in this Article 13.

B.                                     This Article 13 shall apply with respect to all claims that the Intellectual Property Right of a third party is infringed by:

1.                                       the manufacture, sale, lease or use of any item to be delivered pursuant to this Contract; or

A.                                   the use of any item to provide a service to be delivered pursuant to this Contract; or

B.                                     the use of any Foreground generated under this Contract.

C.                                     The Contractor undertakes to defend, at its own expense, any claim against any Indemnitee and to pay any royalties and other costs associated with the settlement of such claim and any damages and costs awarded as a result of any legal proceedings based on such claim. This obligation shall be contingent upon the Indemnitee giving the Contractor prompt notice of such claim, all necessary authority to defend or settle the claim on its behalf and, at the request and sole cost of the Contractor, reasonable cooperation and assistance and such relevant information as is available to it.

D.                                    In this Paragraph D, “enjoinment” means any legal restraint or prohibition, whether by court order, under a negotiated settlement or otherwise, and “enjoined” shall be understood accordingly.  If, as a result of any claim to which this Article 13 applies, the manufacture or delivery of any item or service to be delivered or otherwise provided pursuant to this Contract is enjoined, or the sale, lease or use of any item delivered under this Contract is enjoined after delivery or the use of any Know-how or Invention is enjoined at any time, the Contractor agrees to do the following in the order stated:

C.                                     To use its best endeavours to negotiate a licence or other agreement with the claimant to resolve the alleged Intellectual Property Right infringement; and

D.                                    where applicable and subject to the technical approval of Inmarsat and any other Indemnitee directly affected by the enjoinment, to modify the item or substitute a suitable item so that the modified or substituted item is not subject to the enjoinment.

If neither of the foregoing alternatives is suitably accomplished by the Contractor, the Contractor shall be liable to Inmarsat and any other Indemnitee for any damages and costs suffered as the result of any such enjoinment as aforesaid.

E.                                      The Contractor agrees that the provisions of this Article 13 shall apply to any item modified pursuant to this Article 13.

Article 14:                                    Loss and Damage, Indemnity

A.                                   For the purposes of this Article, the term “Indemnitees” shall include (1) Inmarsat (2) any subsequent owner or lessee of any item to be delivered hereunder; and (3) the officers, employees, agents or subsidiaries of any of them.

B.                                     This Article 14 shall apply with respect to any loss of or damage to property, or personal injury or death, caused by an act or omission of the Contractor, or its Sub-Contractors, or the employees or agents of any of them, in the performance of the Work under this Contract.

C.                                     In the case of loss or damage suffered by an Indemnitee, the Contractor shall provide indemnification for all direct damages suffered.   Contractor specifically excepts indemnification for indirect, consequential or special damages, including loss of profit or business.

D.                                    In the case of loss or damage suffered by third parties, including employees of the Contractor or its Sub-Contractors, the Contractor shall, at its own expense, defend any claims brought against any of said indemnitees, and shall pay all damages and costs associated with settlements or awards in connection therewith.  This obligation shall be contingent upon the indemnitees giving the Contractor prompt notice of such claims, appropriate authority to defend the claims on their behalf, and, at the request of the Contractor, reasonable cooperation and assistance and such relevant information as is available to them.

Article 15:                                    Inmarsat-Furnished Property and Facilities

A.                                   With respect to all equipment or other property furnished to the Contractor by Inmarsat pursuant to Annex A and B hereto, entitled Statement of Work and SRS, the following terms and conditions shall apply:

1.                                       The Contractor shall exercise due care to ensure that such property is suitable for the purpose intended in connection with the performance of the Work under this Contract.  If the Contractor is not so satisfied, it shall give Inmarsat written notice to that effect as soon as possible.  In the case of deficiencies that should be reasonably discoverable upon receipt and examination, such notice must be given within fifteen (15) days after receiving the property.

2.                                       The Contractor shall ensure that such property is used solely in the performance of this Contract.

3.                                       Title to such property shall at all times remain with Inmarsat, and the Contractor shall ensure that no claim, lien, pledge, mortgage, security interest, or other encumbrance attaches to such property as a result of any act or omission of the Contractor or its Sub-Contractors.

4.                                       The Contractor shall return such property to Inmarsat if so requested by Inmarsat, or when it is no longer required in connection with the performance of any Work under this Contract, or in the event of termination of this Contract.  The costs associated with returning the property shall be borne by the Contractor.

5.                                       The Contractor shall bear the risk of loss of or damage to such property from the time that it arrives on the premises of the Contractor or any of its Sub-Contractors and for so long as it remains in their custody.  When the property is returned to Inmarsat pursuant to Paragraph A (4) of this Article, the risk of loss or damage while in transit shall be borne by the Contractor.

6.                                       Responsibility for any taxes or duties associated with the delivery, use, or return of such property shall be in accordance with Article 6 hereof, entitled Taxes and Duties.

B.                                     With respect to any facilities provided by Inmarsat or any of its other contractors pursuant to Annex A and B hereto, entitled Statement of Work and SRS, whether for installation of the items to be delivered by the Contractor under this Contract or for any other purpose, the Contractor shall exercise due care to ensure that such facilities are suitable for the purpose intended.  If the Contractor is not so satisfied, it shall give Inmarsat notice to that effect as soon as possible.  In the case of deficiencies that should be reasonably discovered upon examination, such notice must be given within fifteen (15) days after the Contractor is afforded an opportunity to examine the facilities.

Article 16:                                    Inmarsat-Furnished Documents, Examination

A.                                   This Article shall apply to any documents that Inmarsat is required to provide to the Contractor pursuant to this Contract.

B.                                     The Contractor shall exercise due care to ensure that such documents are sufficient for the performance of this Contract, and that they contain no manifest errors or anomalies.  This Article shall not apply to any errors or omissions in the documents that would not be reasonably discoverable by the Contractor exercising due care.

C.                                     With respect to documents furnished to the Contractor by Inmarsat, the Contractor shall be presumed to be satisfied that they are sufficient, that they contain no manifest errors or anomalies, and that they are timely, unless the Contractor gives Inmarsat notice that it is not so satisfied within fifteen (15) days after the Contractor receives such documents.  On a case-by-case basis, the Contractor may request a longer period to examine the documents, but such request must be made within the said fifteen (15) day period, and Inmarsat shall not be required to grant such an extension if, in Inmarsat’s judgement, the Contract performance schedule would be adversely affected thereby.

D.                                    In addition to the obligations of this Article 16, if the Contractor concludes, at any time during the performance of this Contract, that there are inaccuracies or inconsistencies in any documentation supplied by Inmarsat or that it is not complete or sufficient to enable the Contractor to perform the Work, the Contractor shall immediately refer the matter to Inmarsat for resolution before proceeding with any Work affected by such deficiencies.

E.                                      If Inmarsat does not receive timely notice that the Contractor is not satisfied pursuant to this Article 16, or if the Contractor proceeds with any Work in contravention of this Article 16, the Contractor shall be neither relieved of its obligation to perform the Work as intended nor entitled to any increase in the Price or extension of the delivery schedule by reason thereof.

Article 17:                                    Confidentiality

A.                                   Each party shall during the full term of this Contract and thereafter, keep secret and confidential all Know-how or other business, technical or commercial information, in connection with this Contract disclosed to it by the other party or otherwise belonging to the other party (and shall procure that any employees, sub-licensees or sub-contractors are similarly bound) and shall not disclose the same to any person save to the extent necessary to perform its obligations in accordance with the terms of this Contract.  All such information shall be identified as confidential at the time it is so supplied.

B.                                     Even if information is identified as confidential, disclosure to Inmarsat’s Designees shall be permitted.  Any disclosure by Inmarsat to Designees shall be subject to reasonable safeguards to protect the confidentiality of such information.

C.                                     Article 11 hereto, entitled Inmarsat’s Rights in Technical Data and Inventions, and Article 12 hereof, entitled Patents for Foreground Inventions, shall take precedence over the provisions of this Article to the extent that there is any inconsistency.

D.                                    The foregoing provisions of this Article shall not apply to know-how and information which:

1.                                       is or becomes public knowledge without breach of this Contract;

2.                                       is already known to the receiving party at the time of its disclosure by the disclosing party and was not otherwise acquired by the receiving party from the disclosing party under any obligations of confidence;

3.                                       is independently developed by the Contractor or Inmarsat which fact can be shown by competent evidence;

4.                                       Inmarsat or the Contractor is compelled by legal process or government regulation or order to disclose, provided that the disclosing party is given prompt notice of any proposed release of information under this sub-clause and that the disclosing party be given ample opportunity to engage in legal action to resist and/or restrict any such disclosure.

E.                                      The provisions of this Article shall remain in force for a period of five (5) years from the date of receipt by the party concerned of such Know-how and information notwithstanding earlier termination of this Contract.

Article 18:                                    Public Release of Information

A.                                   The Contractor shall obtain the written approval of Inmarsat concerning the content and timing of news releases, articles, brochures, advertisements, prepared speeches, and other information releases to be made by the Contractor or any of its Sub-Contractors concerning this Contract or the Work performed or to be performed hereunder.  Inmarsat shall be given a reasonable time to review the proposed text prior to the date scheduled for its release.

B.                                     To the extent required to do so by law, the Contractor shall have the right to release information concerning this Contract.  Inmarsat shall have the right to review and approve the content of such release.

Article 19:                                    Termination

A.                                   Inmarsat shall have the right to terminate this Contract, without prejudice to any of its other rights and remedies, forthwith by notice in writing to the Contractor in the event that:

1.                                       the Contractor shall default in due performance or observance of any of its material obligations on its part to be performed or observed hereunder and (in the case of a remediable breach) fails to remedy such breach within thirty (30) days of being requested by written notice to do so and in that event the remedies set out in Article 21 hereto, entitled Incentives and Remedies for Early and Late Delivery shall apply; or

2.                                       the Contractor passes a resolution or a court of competent jurisdiction makes an order that the Contractor be wound up otherwise than for the purpose of bona fide reconstruction or amalgamation, or a receiver, manager or administrator on behalf of a creditor is appointed in respect of the Contractor’s business or any part thereof, or if circumstances arise which entitle a court of competent jurisdiction or a creditor to appoint a receiver, manager or administrator or which entitle the court otherwise than for the purpose of bona fide reconstruction or amalgamation to make a winding up order, or the Contractor is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or under any other laws domestic or foreign, relating to bankruptcy, insolvency, reorganisation, winding up or adjustment of debts. In that event the remedies set out in Article 21 hereto, entitled Incentives and Remedies for Early and Late Delivery shall apply.

B.                                     For any other breach, including, but not limited to anticipatory breach, repudiation, inability to perform, or lack of due diligence, which if remediable is not so remedied within thirty (30) days of a notice from Inmarsat requiring such remedy, Inmarsat may terminate the Contract, either in whole or as to any severable portion, and in that event the remedies set out in Article 21 hereto, entitled Incentives and Remedies for Early and Late Delivery shall apply.

C.                                     Where Inmarsat after undue delay by the Contractor notifies the Contractor that time is of the essence of the Contract and the Contractor shall not have performed any of its obligations stated in such notice by any reasonable date stated in the notice, Inmarsat may terminate the Contract in accordance with Article 21 hereto, entitled Incentives and Remedies for Early and Late Delivery.

D.                                    If the Contractor fails to comply with the notification requirements due upon completion of the Contract Work pursuant to Article 11 hereof, entitled Inmarsat’s Rights in Technical Data and Inventions, Inmarsat may, until such notification is provided, withhold payment of the Final Acceptance payment milestone specified in Annex D hereto, entitled Price Breakdown and Payment Plan.

E.                                      In the event that any alleged breach of this Contract leads to arbitration proceedings pursuant to Article 26 hereof, entitled Arbitration, Inmarsat shall be entitled to exercise the remedies in Article 9 hereof, entitled Warranty as to Quality, and in this Article pending the outcome of such proceedings.  If Inmarsat gives notice of discharge and it is subsequently determined that the Contractor was not in breach, the rights and obligations of the parties shall be the same as if Inmarsat had terminated for convenience pursuant to Article 20 hereof, entitled Termination for Convenience, unless the parties mutually agree to reinstate the Contract.

Article 20:                                    Termination for Convenience

A.                                   Inmarsat may terminate this Contract, in whole or in part, for Inmarsat’s convenience, at any time prior to completion.

B.                                     In the event of such termination by Inmarsat, the termination charges shall be determined by good faith negotiations between Inmarsat and the Contractor or, if agreement cannot be reached Article 27 hereof, entitled Arbitration, shall apply.  In making such determination, the following principles shall be applied:

1.                                       The total termination charges shall not exceed the sum of:

(a)                                  Direct costs (including overhead recovery on such costs, but excluding any profit element)) reasonably incurred by the Contractor in connection with the performance of the Work prior to termination, other than those costs referred to in Paragraph B (1)(c) of this Article.  Such costs shall be determined in accordance with the Contractor’s standard accounting practices and, if requested by Inmarsat, shall be verified by the Contractor’s independent auditors at the Contractor’s expense.  Inmarsat may also elect to have such costs verified by Inmarsat’s independent auditors at Inmarsat’s expense.

(b)                                 A profit element representing ten percent (10%) of the costs in Paragraph B (1)(a) above.

(c)                                  Reasonable costs incurred by the Contractor in settlement with Sub-Contractors and suppliers as a result of Inmarsat’s termination.  With respect to any proposed settlement involving an amount in excess of ten (10%) percent of the value of any such sub-contract, the Contractor shall advise Inmarsat, and shall not enter into any binding settlement until Inmarsat has approved the proposal, or until thirty (30) days have elapsed from the date when such advice was furnished to Inmarsat, whichever is sooner.

2.                                       In no event shall the termination charges exceed the unpaid balance of the Price.  In the case of termination in part, the termination charges shall not exceed that unpaid balance of the severable portion of the Price applicable to the part of the Work that is terminated.

C.                                     Unless otherwise agreed, Inmarsat shall be entitled to take possession of all Work completed or in progress prior to termination under this Article 20, except for Work associated with any executory portion of the Contract that is not terminated.

D.                                    The termination charges determined pursuant to this Article shall be reduced by the following:

1.                                       Any amounts previously paid by Inmarsat to the Contractor with respect to the performance of the Work prior to termination.  To the extent such amounts previously paid by Inmarsat exceed the termination charges due, the Contractor shall refund the difference to Inmarsat.

2.                                       Amounts representing the resale, reuse, or salvage value to the Contractor, or to its Sub-Contractors and suppliers, of items that Inmarsat has not taken possession of pursuant to Paragraph C of this Article.

Article 21:                                    Incentives and Remedies for Early and Late Delivery

Without prejudice to any other remedies available to Inmarsat, with respect to late delivery in breach of the schedule requirements in Article 3 hereof, entitled Performance Schedule, and as defined in Annex A and B hereto, entitled Statement of Work and SRS. The following procedures incentives and remedies shall apply to the Factory Acceptance Test (FAT) and Final Acceptance contractual milestones as follows:

Factory Acceptance Test (FAT) Milestone:

1.                                       In case Factory Acceptance (FAT) is delayed, the Contractor shall be liable for liquidated damages in the amount of **** per day for each day of delay of FAT in accordance with Article 5 hereof entitled Final Acceptance.  Such liquidated damages shall accrue up to a total amount of ****

2.                                       The liquidated damages set out in (1) above shall accrue up to and including the date of successful FAT or termination by Inmarsat pursuant to Article 19 hereto, entitled Termination.  During the period when liquidated damages are accruing, the Contractor shall not be liable for any other damages with respect to such delay, except as explicitly stated to the contrary.

Final Acceptance Milestone:

1.                                       Incentives shall be triggered by an early Final Acceptance date before EDC+30 months, in accordance with Article 5 hereto, entitled Final Acceptance.  Incentives for early Final Acceptance shall be as follows:  **** per day for every day the final Acceptance in accordance with Article 5 hereto, entitled Final Acceptance is earlier than EDC+30 months, up to and including three (3) weeks before EDC+30 months.  If Final Acceptance is earlier than the above-mentioned three (3) weeks, the Incentives shall be **** of the total Contract Value, less the Incentives already accrued spread linearly over the remaining period of up to EDC+ four (4) months, calculated on a daily basis.

2.                                       Lidquidated Damages shall be triggered by delay to the scheduled Final Acceptance Date EDC+30 months in accordance with Article 5 hereof, entitled

Final Acceptance.  There shall be no differentiation as to which part of the Work caused the delay to the Work and the Liquidated Damages shall be as follows:  **** per day from the first day of delay up to and including three weeks.  Thereafter the Liquidated Damages shall be **** of the total Contract Value less the Liquidated Damages already accrued spread linearly over the remaining period of up to EDC+ four (4) months, calculated on a daily basis.

3.                                       The liquidated damages set out in (2) above shall accrue up to and including the date of successful Final Acceptance or termination by Inmarsat pursuant to Article 19 hereto, entitled Termination.  During the period when liquidated damages are accruing, the Contractor shall not be liable for any other damages with respect to such delay, except as explicitly stated to the contrary.

4.                                       Both parties acknowledge that the liquidated damages specified in this Article are a genuine pre-estimate of the loss likely to be suffered by Inmarsat and that the figures therein are reasonable.

5.                                       The liquidated damages specified in this Article may be recovered by Inmarsat, at its sole discretion, either:

(a)                                  as a sum of money invoiced by Inmarsat and payable by the Contractor; or

(b)                                 as a credit against any sum of money owed by Inmarsat to the Contractor or which may subsequently become due to the Contractor.

6.                                       If the Contractor fails to promptly complete the Work by the due date(s), or does not progress the Work such that the same will be completed by the due date(s), Inmarsat may terminate the Contract, either in whole or any severable portion thereof.  Inmarsat shall give the Contractor notice of intention to invoke these remedies thirty (30) days before giving formal notice of discharge.  In the event Contractor is unable to remedy the situation within the said thirty (30) days, the following remedies shall apply:

(a)                                  Inmarsat may, in its sole discretion, take over all or part of the Work affected by the termination, and proceed with the same to completion, by contract or otherwise.  For this purpose, Inmarsat may take possession of, and utilize in completing the Work, such materials, equipment, and information and data as may be necessary therefore. The Contractor shall reimburse Inmarsat for any increased costs reasonably incurred in completing the Work.

(b)                                 With respect to any part of the Work affected by the termination that Inmarsat does not elect to take over and complete, the Contractor shall reimburse Inmarsat for all amounts previously paid for such Work, and shall also be liable for any increased costs reasonably incurred by Inmarsat in procuring alternative goods and/or services. The reimbursements shall be inclusive of interest calculated at a rate of the current three (3) month US Dollar London Inter-Bank Offer Rate (LIBOR) per annum, calculated on a daily basis.  Such interest charge shall be computed commencing on the first day following the payment due date for the increased costs reasonably incurred by Inmarsat in procuring alternative goods and/or services and for the previously paid amounts from the date when such payments were received by the Contractor.

Article 22                                        Remedies for Unsatisfactory Service and Support

A.                                   For the purpose of this Article, periods of unsatisfactory service of the BGAN RAN shall be referred to as Unavailability and shall mean failure to meet the requirements of this Contract, in particular failure to meet the availability requirements specified in Annex A and B hereto, entitled Statement of Work and SRS, except for the following:

1.                                       Planned down-time, such as for preventative maintenance, in accordance with Annex A and B hereto, entitled Statement of Work and SRS.

B.                                     The remedies under this Paragraph shall apply for each set of RNS equipment delivered hereunder if the minimum availability requirements of **** during the first year of operations and ****% during each subsequent year of operations for each RNS, as specified in Annex A and B hereto, entitled Statement of Work and SRS, are not satisfied and shall be as follows:

1.                                       Unavailability Remedies: For each **** that the cumulative period of unavailability of each RNS in any calendar month of operation drops below ****% (with the exception of the first year where the availability requirement is ****%) and is caused by the Contractor’s failure to meet its responsibilities under this Contract, Inmarsat shall be entitled to retain or recover **** as Unavailability Remedies. The cumulative period of unavailability shall not include planned outages and agreed acceptance periods. The total amount of Unavailability Remedies per month per RNS shall not exceed **** for availability down to ****%.

Inmarsat shall be entitled to reduce the payment due to Contractor under the Payment Plan in accordance with Annex D hereto at the end of each Warranty Year by the total cumulative amount of Unavailability Remedies.

2.                                       Chronic Unsatisfactory Performance:  The equipment and/or support shall be deemed to have chronic unsatisfactory performance if, in any period of twelve (12) months, the availability of any RNS provided by the Contractor drops at any time below ****%, or availability is below ****% for three consecutive months (except for the first year where the threshold shall be ****%), not including planned outages.  Regardless of outages, in case the equipment and/or warranty and support is deemed to be non-compliant with the functional requirements of Annex A and B hereto, entitled Statement of Work and SRS the performance shall be deemed to be a non-compliant performance.

C.                                     The following remedies shall apply in the event of any RNS showing chronic unsatisfactory performance or non-compliant performance with the functional requirements of Annex A and B hereto, entitled Statement of Work and SRS, in addition to any other remedies available at law or under this Contract:

1.                                       In the event Contractor’s equipment and/or support are chronically unsatisfactory or non-compliant, Inmarsat shall be entitled to unavailability remedies not to exceed **** of the total annual warranty or maintenance payment.

2.                                       Termination for default, in which case the Contractor shall pay the increased costs actually incurred by Inmarsat in procuring replacement RAN systems, not to exceed the Contract value.

3.                                       Notification to the Contractor that Inmarsat wishes to continue receiving the service, in which case the parties shall negotiate in good faith to establish lower performance standards, and new lower charges. In the event Inmarsat determines at any time that such lower grade of service is not adequate to meet Inmarsat’s revised operational requirements, Inmarsat may invoke the remedy in (1) above.

D.                                    The following evidentiary and procedural provision shall govern the determination of whether the performance of the equipment has been unsatisfactory:

1.                                       Inmarsat measurements, computations and analyses shall be the basis for determining whether and for what period of time the performance of the equipment has been unsatisfactory, and the Contractor shall be given access to such data. Should the Contractor disagree with such determination and have evidence to the contrary, Inmarsat shall consider such evidence. In the event that disagreement persists, such disagreement shall be resolved in accordance with Article 26 hereof, entitled Arbitration.

2.                                       Inmarsat shall notify the Contractor in writing of Inmarsat’s determination that the performances have been unsatisfactory as soon as possible after receipt by Inmarsat of the data that are necessary for such determination.

3.                                       Any use by Inmarsat of unsatisfactory equipment comprising the Work shall be without prejudice to, or forfeiture of, any rights and remedies of Inmarsat under this Contract, including, but not limited to, Inmarsat’s entitlement to Unavailability Credits pursuant to Paragraph B of this Article.

E.                                      Remedies Following Warranty Period:   It is expressly agreed between the parties that the Unavailability Remedies shall be available to Inmarsat during the two (2) year Warranty period as well as the Maintenance Period following expiration of Warranty for up to eight (8) additional years.

Article 23:                                    Consequences of Force Majeure

A.                                   The purpose of this Article is to establish the consequences of force majeure events preventing either party from complying with any of its obligations under this Contract.

B.                                     As used in this Article, the term “force majeure” refers to events extrinsic to this Contract that are beyond the reasonable control of, and not attributable to negligence or other fault of, the party relying on such events to excuse its failure to perform.  The term does not include strikes or other events caused by labour disputes, unless such strikes or other events are part of national or regional disputes.

C.                                     The Contractor shall not be excused from performance due to any failure to perform by its Sub-Contractors or suppliers unless their failure to perform is due to force majeure.

D.                                    Any party whose ability to perform is affected by a force majeure event shall take all reasonable steps to mitigate the impact of such event.

E.                                      If the effect of a force majeure event is temporary, subject to Paragraph F of this Article, the party so affected shall not be responsible for any consequent delay, and the relevant schedule or time period shall be extended accordingly, if and only if notice of the event is given to the other party within seven (7) days after the event has occurred.  At the time of the initial notice of the occurrence of the event, or as soon as possible thereafter, the party affected shall inform the other party of the extent of the delay expected as a result of the event.

F.                                      In the case of one or more force majeure events having a temporary effect on the ability of the Contractor to comply with the schedule in Article 3 hereof, entitled Performance Schedule and if the effect is, or will be, to delay the said schedule by more than six (6) months, or in the case of force majeure events permanently preventing the Contractor from complying with said schedule, Inmarsat may declare this Contract to be terminated, in whole or in part.  With respect to any part of the Contract that is so terminated, the financial obligations hereunder of either party shall be determined by negotiations between the parties or, if agreement cannot be reached, pursuant to Article 26 hereof, entitled Arbitration.  The object of such determination shall be to equally apportion between the parties the financial consequences of the termination of the Contract in whole or in part, taking into account the impact of such termination on each party, including any insurance proceeds.

Article 24:                                    Governmental Authorizations

A.                                   The Contractor shall be responsible for obtaining all governmental authorisations necessary for the performance of the Work hereunder. For this purpose the Work shall include without limitation the delivery of all items, documents and data which are deliverable pursuant to any provision of this Contract, the conduct of tests and design and progress reviews in accordance with the requirements of this Contract and the provision of all required services. Certification by the Contractor to Inmarsat of the receipt of such governmental authorisations is a condition subsequent.  If such receipt is not certified to Inmarsat within ninety (90) days after the effective date of this Contract, Inmarsat may rescind this Contract.  In the event of such decision, Inmarsat shall have no financial or other obligation to the Contractor relative to this Contract, and any amounts previously paid by Inmarsat to the Contractor shall be refunded with interest at the rate as set out in Article 7 hereof, entitled Payment Terms. Such interest charges shall be computed commencing from the date when the Contractor received the refundable payments.

B.                                     If the Contractor does not certify receipt of all necessary governmental authorisations within the time limit specified in Paragraph A of this Article 24, and if Inmarsat nevertheless elects not to rescind the Contract but instead to allow the Contractor to proceed with the Work pending receipt of such authorisations, any subsequent failure of the Contractor to obtain such authorisations shall be treated as follows:

1.                                       If such failure is attributable to lack of due diligence by the Contractor Article 19 hereof, entitled Termination, shall apply.

2.                                       If the Contractor has acted with due diligence, has notified Inmarsat in accordance with the provisions of this Contract and its failure to obtain the necessary governmental authorizations is attributable to causes beyond the Contractor’s reasonable control, Article 23 hereof, entitled Consequences of Force Majeure, shall apply.

C.                                     Without prejudice to Paragraph A of this Article 24:

1.                                       the exercise by Inmarsat or its technical consultants of any rights under Article 10 hereof, entitled Access to Work in Progress and Data; and

2.                                       the exercise by Inmarsat or its Designees of any rights under Article 11 hereof, entitled Inmarsat’s Rights in Technical Data and Inventions;

shall be subject to applicable domestic laws relating to the export of the subject technology.  The Contractor shall upon request exercise due diligence to obtain any such licence as may be necessary for the exercise of any such rights.

Article 25:                                    Applicable Law

This Contract shall be governed by and interpreted according to the laws of England.

Article 26:                                    Arbitration

A.                                   Any dispute that arises between the Contractor and Inmarsat in connection with this Contract, which is not settled within thirty (30) days from the date that either party notifies the other that such a dispute exists, or within such longer period as may be mutually agreed upon, shall be resolved by arbitration under the Rules of the London Court of International Arbitration in effect on the date that the arbitration was initiated.

B.                                     A sole arbitrator shall be appointed by the Court, unless either party requests a three (3) member tribunal, or unless the Court determines in view of all the circumstances of the case that a three (3) member tribunal is appropriate.

C.                                     The place of arbitration shall be London, England.

D.                                    Responsibility for paying the costs of the arbitration, including the costs incurred by the parties themselves in preparing and presenting their cases, shall be apportioned by the tribunal.

E.                                      The award shall state the reasons upon which it is based.

F.                                      The award shall be final and binding on the parties as from the date it is made.

G.                                     Judgement upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

H.                                    The parties recognise that the subject matter of this Contract is unique, and that damages may not be adequate under some circumstances.  For these reasons, the parties agree that the tribunal shall be empowered to decree specific performance.

Article 27:                                    Changes

A.                                   At any time during the period of this Contract, Inmarsat may request changes in the Work, so long as such changes are within the general scope of the Contract.  The Contractor may also propose changes for consideration by Inmarsat.

B.                                     A change request from Inmarsat must be identified as such, must be made or confirmed in writing, and must be signed by the responsible officer identified in Article 32 hereof, entitled Responsible Officers.  If any other conduct by the responsible officer or any other representative of Inmarsat is construed by the Contractor as possibly constituting a change request or an interpretation of the Contract requirements inconsistent with the Contractor’s understanding of those requirements, the Contractor shall promptly notify Inmarsat and request clarification.

C.                                     Within fifteen (15) days after receiving a change request from Inmarsat, the Contractor shall submit to Inmarsat a contract change notice in a format to be provided by Inmarsat and in accordance with the requirements of this Article 27.  On a case-by-case basis, the Contractor may request a longer period to prepare the contract change notice, but any request for such a longer period shall be made by the Contractor within seven (7) days after the Contractor receives the change request.  Inmarsat shall not unreasonably withhold its consent to a request for such a longer period, taking into account the nature of the change request, but Inmarsat may also take into account the impact of such an extension on the performance schedule.

D.                                    Whether submitted in response to a change request initiated by Inmarsat, or initiated by the Contractor, the contract change notice shall itemise, in a format to be approved by Inmarsat, any impact that the change would have on the technical requirements, price, performance schedule, or other terms and conditions of this Contract.  Where appropriate, the contract change notice shall also suggest any revised language for the Contract, including any of its Annexes that would be necessary to implement the change.

E.                                      Any claim by the Contractor for adjustment of the technical requirements, price, performance schedule, or other terms and conditions of this Contract, attributable to a change, shall be deemed waived unless asserted in the contract change notice.

F.                                      If the cost of any materials that would be made obsolete as a result of a change is included in the Contractor’s claim for adjustment:

1.                                       To the extent that such materials have resale, reuse, or salvage value to the Contractor or its Sub-Contractors or suppliers, Inmarsat shall be entitled to a credit.

2.                                       If such materials have no such resale, reuse, or salvage value, Inmarsat shall have the right to prescribe their manner of disposition.

G.                                     After Inmarsat receives a sufficiently detailed contract change notice, and after any negotiations with respect to the adjustments claimed by the Contractor, the following outcomes are possible:

1.                                       Inmarsat may decide not to proceed with implementation of the change.

2.                                       Inmarsat may decide to implement the change, in which case:

(a)                                  If the parties have reached agreement about the adjustments to be made in the Contract, the Contractor shall proceed with implementation as agreed.

(b)                                 If the parties are unable to reach such an agreement, the provisions of Article 26 hereof, entitled Arbitration, shall apply.

(c)                                  Pending any negotiations and/or arbitration, Inmarsat may direct the Contractor to proceed with implementation of the change, subject to any adjustments subsequently agreed or awarded.

H.                                    Inmarsat may also direct the Contractor to proceed with implementation of a change prior to preparation of a complete contract change notice, subject to any adjustments subsequently agreed or awarded.

I.                                         Inmarsat’s right to direct the Contractor to proceed with the implementation of a change pursuant to Paragraph G (2)(c) or H of this Article 27 shall be subject to the Contractor’s ability to do so, taking into account the resources, facilities, supplies, and services available to it, and may also be subject to a stipulated financial limit.

Article 28:                                    Key Personnel

A.                                   The Contractor agrees that those individuals identified in Annex F hereto, entitled Key Personnel, are necessary for the successful completion of the Work to be performed under this Contract.

B.                                     Such Key Personnel shall not be removed from the performance of the Work under this Contract unless replaced with personnel of substantially equal qualifications and ability.  Inmarsat shall have the right to review the qualifications of any proposed replacements and, if for good and sufficient reasons Inmarsat deems such personnel to be unsuitable, Inmarsat may require the Contractor to offer alternative candidates.

C.                                     Notwithstanding its role in approving key personnel and their replacements, Inmarsat shall have no supervisory control over their Work, and nothing in this Article shall relieve the Contractor of any of its obligations under this Contract, or of its responsibility for any acts or omissions of its personnel.

Article 29:                                    Key Sub-Contractors

A.                                   The Contractor agrees that those Sub-Contractors identified in Annex G hereto, entitled Key Sub-Contractors, are necessary for the successful completion of the Work to be performed under this Contract.

B.                                     The Contractor hereby agrees to use its best efforts to enter into subcontracts with these Key Sub-Contractors.  If, for any reason, the Contractor is unable to enter into subcontracts with any of these Key Sub-Contractors, or such subcontracts are entered into and are subsequently terminated, the Contractor shall replace such Key Sub-Contractors with Sub-Contractors of substantially equal qualifications and ability acceptable to Inmarsat.

C.                                     The Contractor shall enter into no other subcontracts having a value in excess of United States Dollars *** (US$****) without the prior express approval of Inmarsat.

D.                                   Nothing in this Article shall relieve the Contractor of its responsibility for the performance, in accordance with this Contract, of the subcontracted Work.

Article 30:                                    Technical Data Deposit

A.                                   The Contractor agrees that, no later than at the Final Acceptance Date as defined in Article 5 herein, entitled Final Acceptance, it shall deliver to Inmarsat one complete copy of all software, including without limitation, source code, source software and supporting software documentation.  The Contractor shall also deliver to Inmarsat all design documentation, design drawings and notes, manufacturing production and process information.

B.                                     The software, including but not limited to documentation, design and manufacturing information, referred to in Paragraph A of this Article 30 shall be updated at least once annually or at differing intervals upon Inmarsat’s request.

C.                                     The software, including but not limited to documentation, design and manufacturing information, referred to in Paragraph A of this Article 30 shall include off the shelf third party software which is included as part of the RAN to the extent that the Contractor has the right to include it.

D.                                    In the event of the Contractor’s default or Inmarsat’s termination of this Contract as determined in accordance with this Contract or in the event of the Contractor’s insolvency or in any other circumstances where the Contractor is unwilling or unable to manufacture, maintain or support on reasonable terms and conditions the RAN, their improvements and modifications, then Inmarsat shall be entitled (without prejudice to any other rights hereunder) to non-exclusive, unrestricted, full, royalty-free, and worldwide use of the source code, source software and supporting software, design documentation, design drawings and notes, manufacturing production and process information.

Article 31:                                    Assignment of Contract

A.                                   The Contractor shall not assign or delegate, either in whole or in part, this Contract or any of the Contractor’s rights, duties, or obligations hereunder to any person or entity without the prior express approval of Inmarsat, which shall be at Inmarsat’s sole discretion.

B.                                     Notwithstanding any conditions under which Inmarsat may grant such approval, the Contractor shall remain a guarantor to Inmarsat of the performance of the assigned or delegated duties and obligations in accordance with this Contract and all applicable laws.

C.                                     Inmarsat shall be entitled to assign or novate this Contract, or any part thereof, and/or any rights or obligations or any deliverable items hereunder to a third party or third parties subject only to such third party or parties having, in the reasonable opinion of the Contractor, sufficient financial resources to meet its payment obligations hereunder.  Such right may be exercisable on more than one occasion.  For the avoidance of doubt, should Inmarsat assign or novate the Contract or any part thereof as aforesaid to a third party or parties, such third party or parties shall have all rights under this Contract necessary to use, maintain, modify, repair of otherwise enjoy the benefit of any deliverable item including but not limited to the right to exercise any option hereunder.  Insofar as any such option is stated with an indivisible price then such option shall be apportioned between those exercising the same.

D.                                    The Contractor hereby acknowledges that Inmarsat may wish to exercise the rights provided for in Article 31 C, among other things, so as to transfer the Work to a third party or parties either in whole or in divisible parts.  In such event, both parties agree to act in good faith to minimise any adverse consequences on the Work.  Inmarsat shall, if necessary, assist any such third party or parties with necessary technical resource should such transfer take place prior to delivery of the Work.  Insofar as any additional rights are required under the Contract to achieve or implement such transfer then the Contractor agrees to negotiate in good faith the grant of such rights on reasonable terms and conditions.

Article 32:                                    Responsible Officers

The responsible officers of the parties may be changed from time to time by notice to the other party.  Until further notice, the responsible officer for Inmarsat shall be Helga Cantrell – Senior Contracts Manager, and for the Contractor, ****.

Article 33:                                    Communications

A.                                   All notices, reports, invoices and other correspondence to be provided to Inmarsat or the Contractor pursuant to this Contract shall be sent for the attention of the responsible officers referred to in Paragraph A of Article 32 hereof, entitled Responsible Officers, at the following addresses:

INMARSAT:	CONTRACTOR:

Inmarsat Ltd	Thrane & Thrane A/S
99 City Road	Lundtoftegårdsvej 93D
London EC1Y 1AX	DK-2900 Lyngby
England	Denmark

B.                                     All communications pertinent to this Contract shall be made or confirmed in writing, including telegram, telex, facsimile or electronic mail.

C.                                     All documentation and communications required under this Contract shall be in the English language.

Article 34:                                    Time Limits

Any time limits to which this Contract binds the Contractor or Inmarsat shall be counted in calendar days from the day following that of the event marking the start of the time limit, and shall end on the last day of the period laid down.  When the last day of a time limit is a Saturday or Sunday, or a legal holiday in the country in which the particular contractual performance is required, such time limit shall be extended to the first Working day following.

Article 35:                                    Order of Precedence

Should any conflict arise between any Annex hereto and the terms and conditions of this Contract, the terms and conditions of this Contract shall take precedence.

Article 36:                                    Waiver

No relaxation forbearance delay or indulgence by either party in enforcing any of the terms and conditions of this Contract or the granting of time by either party to the other shall prejudice affect or restrict the rights and powers of the said party nor shall any waiver by either party of any breach hereof operate as a waiver of or in relation to any subsequent or any continuing breach hereof.

Article 37:                                    Options

Inmarsat shall have the following options available for exercise:

A.                                   Annually renewable maintenance support for a period of up to eight (8) years in accordance with Annex A and B hereto, entitled Statement of Work and SRS.  The fixed baseline price for each year of maintenance support following the first two (2) years of Warranty shall be $**** subject to an annual increase in line with inflation, but not to exceed 5%, and shall be payable in advance in quarterly instalments, as set out in Annex D hereto entitled Price Breakdown and Payment Plan.

B.                                     The option for Inmarsat to purchase additional RNSs shall be subject to the firm fixed price per additional RNS for $**** excluding TT&C equipment and $**** including TT&C equipment. The delivery time for each additional RNS shall not exceed ten (10) months from the date the option is exercised.  This option shall be available to Inmarsat from EDC until thirty-six (36) months from Final Acceptance.

C.                                     The firm fixed price for additional channel unit sub-systems shall be $**** per channel unit board consisting of eight (8) channels and $**** for each channel unit subrack comprised of one (1) subrack, two (2) GigaLAN Switches, and eight (8) Channel Boards for a total of 64 channels.   The delivery time for additional channel units shall not exceed six (6) months from the date the option is exercised.  This option shall be available to Inmarsat throughout the lifetime of the contract.

D.                                    The firm fixed price for each set of additional Transportable Test Tools, consisting of one (1) UT simulator and two (2) CN RTB simulators shall be $****. The delivery time for additional Transportable Test Tools shall not exceed six (6) months from the date the option is exercised.  This option shall be available to Inmarsat from EDC until thirty-six (36) months from Final Acceptance.

E.                                      The man/day rates for BGAN system integration support over and above the scope of work as defined in Article 1 hereto, entitled Scope of Work shall be $****.  This option shall be available to Inmarsat throughout the lifetime of the contract.

F.                                      The firm fixed price for repeat training course over and above the scope of work as defined in Article 1 hereto, entitled Scope of Work shall be $**** per week .  Inmarsat shall give the Contractor at least three (3) months notice of its intent to exercise this option.  This option shall be available to Inmarsat from EDC until thirty-six (36) months from Final Acceptance.

G.                                     The firm fixed price for ten (10) years of engineering support to be provided by Contract during the BGAN integration and testing phase shall be $****.  Inmarsat shall give the Contractor at least three (3) months notice of the time when such support will be required.  This option shall be available to Inmarsat from EDC until thirty-six (36) months from Final Acceptance.

H.                                    The firm fixed price for redundant AFC Pilot Generators shall be $**** per site.  This option shall be available to Inmarsat from EDC until thirty-six (36) months from Final Acceptance.

I.                                         The ROM price for a 16.4 metre antenna is $**** per antenna, over and above the price for a 13 metre antenna, which is firm fixed at $****.  Inmarsat shall confirm whether it wishes to proceed with this option no later than mid October 2001.

J.                                        The cost reduction for deletion from the baseline deliverable of one (1) CN Network Gateway is TBD — to be confirmed no later than KOR.

K.                                    The cost reduction for deletion from the baseline deliverables of one (1) or more RFS, is based on the recurring price set out in Annex D hereto, entitled Price Breakdown and Payment Plan - to be confirmed no later than KOR.

L.                                      The ROM price for an independent Man Machine Interface (MMI) at the GRM is $****.  Inmarsat shall confirm whether it wishes to proceed with this option no later than KOR.

Article 38                                        Warranty Support and Maintenance Support

A.                                   The warranty and maintenance support shall be in accordance with Article 9 hereto, entitled Warranty as to Quality, Article 39 hereto, entitled Spares, and Section 10 of Annex A hereto, entitled Statement of Work.

B.                                     Upon expiry of the two (2) year warranty period referred to in Article 9 hereof, entitled Warranty as to Quality, the Contractor shall at Inmarsat’s option provide further maintenance and support as set out in Annex A hereto, entitled Statement of Work, in Annex D hereto, entitled Price Breakdown and Payment Plan, and Annex E hereto, entitled Warranty and Maintenance Plan.  Inmarsat shall exercise its option for annual maintenance and support at least three (3) months prior to expiration of the two year warranty period.  Maintenance shall be annually renewable at the sole option of Inmarsat.  Such option to renew shall be notified to Contractor at least three (3) months prior to the expiration date of each annual maintenance period.

C.                                     The baseline annual maintenance price is $**** subject to annual increases in line with the formula provided under Annex D, entitled Price Breakdown and Payment Plan.

Article 39                                        Spares

The Contractor shall guarantee the availability for a minimum of ten (10) years from the date of Final Acceptance of all necessary spare parts, or in the event of obsolescence provide similar equipment which meets the specifications of the Contract, for the deliverable equipment as specified in Annex A hereto, entitled Statement of Work.

Article 40:                                    Entire Agreement

This Contract constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous correspondence, representations, proposals, negotiations, understandings, or agreements of the parties, whether oral or written.  The parties also hereby acknowledge that there are no collateral contracts between them with respect to the subject matter hereof. This Contract may be signed in counterparts and each original counterpart shall be deemed binding on each party collectively and individually.   A person who is not a party to this Contract has no rights under the Contracts (Rights of Third parties) Act 1999 to enforce any term of this Contract but this does not affect any right or remedy of a third party which exists or is available apart from that Act or any right of a party to this Contract to enforce any term of this Contract for and on behalf of such third party where applicable.

IN WITNESS WHEREOF, the parties hereto have signed this Contract in duplicate.

THRANE AND THRANE A/S	INMARSAT LIMITED

****	BY:	/s/ Michael Storey

****	Typed Name:	Michael Storey

****	Title:	President & CEO

****	Date:	August 1, 2001

Contract INM-CO/01-2876/HC Broadband Global Area Network Radio Access Network (RAN) Annex A - Statement of Work

ANNEX A

STATEMENT OF WORK

INM-CO/01-2876/HC

ANNEX A

BGAN RADIO ACCESS NETWORK

STATEMENT OF WORK

TABLE OF CONTENTS

1.	INTRODUCTION

1.1	PURPOSE AND SCOPE
1.2	DOCUMENT HIERARCHY
1.3	DEFINITION METHODOLOGY

2.	OVERALL FRAMEWORK

3.	TABLE 2:MILESTONE SCHEDULECONTRACTOR RESPONSIBILITIES

4.	INMARSAT RESPONSIBILITIES

5.	PROJECT AND SCHEDULE CONTROL

5.1	PROJECT PLANNING AND CONTROL
5.2	REVIEW MEETINGS
5.3	PROJECT SCHEDULING
5.4	PROJECT TEAM
5.5	LOCATION OF THE WORK
5.6	INMARSAT RIGHT OF ACCESS

6.	QUALITY AND CONFIGURATION CONTROL

6.1	QUALITY ASSURANCE
6.2	QUALITY CONTROL
6.3	RELIABILITY
6.4	CONFIGURATION MANAGEMENT

7.	TEST AND INTEGRATION

7.1	GENERAL TEST REQUIREMENTS
7.2	DESIGN PROVING/PROTOTYPE TESTING
7.3	UNIT TESTING
7.4	INTEGRATION TESTING
7.5	BGAN SERVICE DEMONSTRATION AND SYSTEM INTEGATION
7.6	FACTORY AND SITE ACCEPTANCE TESTING

8.	DELIVERY AND INSTALLATION

8.1	RAN SITE SURVEYS
8.2	EQUIPMENT DELIVERY PREPARATION
8.3	EQUIPMENT TRANSPORTATION AND SHIPMENT
8.4	SITE INSTALLATION AND INTEGRATION

9.	TRAINING

9.1.	GENERAL REQUIREMENTS
9.2.	OPERATOR TRAINING REQUIREMENTS
9.3.	ENGINEERING TRAINING REQUIREMENTS

10.	WARRANTY AND MAINTENANCE

10.1	GENERAL REQUIREMENTS
10.2	WARRANTY AND SUPPORT REQUIREMENTS
10.3	SUPPORT DURING WARRANTY AND MAINTENANCE
10.4	WARRANTY AND MAINTENANCE PROCEDURES
10.5.	TELEPHONE ON-CALL TECHNICAL WARRANTY AND MAINTENANCE SUPPORT
10.6.	FAULT REPORTING
10.7.	ON-SITE ATTENDANCE
10.8.	PROBLEM RESOLUTION
10.9.	STATUS REPORTING
10.10	WARRANTY AND MAINTENANCE CHANGE CONTROL
10.11	RELEASE CONTROL
10.12.	SUPPORT ACTIVITIES

11.	DELIVERABLE DOCUMENTATION

12.	APPLICABLE STANDARDS

12.1.	SITE REQUIREMENTS
12.3	ENVIRONMENTAL CONDITIONS
12.4	HEALTH AND SAFETY

13.	TEST FACILITIES

13.1.	REFERENCE TEST BED (RTB)
13.2.	TRANSPORTABLE TEST TOOLS

14.	SYSTEM INTEGRATION EFFORT

14.1	BGAN DEVELOPMENT COORDINATION FORUM
14.2	ACCESS TO REFERENCE TEST BED
14.3	SYSTEM INTEGRATION SUPPORT

APPENDIX A - ABBREVIATIONS

APPENDIX B

1.                                      INTRODUCTION

1.1                               Purpose and Scope

This Statement of Work (SOW) defines the work to be performed by the Contractor for the Inmarsat Broadband Global Area Network (BGAN) Radio Access Network (RAN).

The technical and operational requirements for the RAN are given in the RAN System Requirements Specification (SRS) document.

The System Overview Document (SOD) is an information document outlines the overall scope of the BGAN system, of which the RAN is a part.

1.2                               Document Hierarchy

This Statement of Work concerns the design, development, implementation and test of the user, ground and business equipment required to deliver BGAN services.

The contract documentation has been structured as per Table 1 below, containing either mandatory or guidance information as identified.

Document	Type	Content Summary
Statement of Work (SOW)	Mandatory	Outlines how the work is to be organised, managed and controlled.
System Requirements Specifications (SRS)	Mandatory	Identifies the technical and operational requirements for the work.
System Overview Document (SOD)	Guidance	Outlines the overall scope of the BGAN system development, of which this contract is a part.

Table 1: RAN Documentation

1.3                               Definition Methodology

The meaning of the following terms is appropriate throughout this SOW and its subsidiary documents:

Shall                                                                   Represents a mandatory requirement that must be implemented in full by the Contractor or Inmarsat as noted.

Should                                                         Represents a desirable requirement whose implementation (in full or in part) is considered advantageous to the service.

Text that does not contain either shall or should is to be considered as background information, provided to explain further the rational behind the overall Programme and requirements placed.

2.                                      OVERALL FRAMEWORK

1.               The Contractor shall be fully responsible for all tasks related to the design, development, fabrication, integration, testing, and delivery of the RAN.  The RAN consists of a number of Radio Network Subsystems (RNS) compatible with ETSI UMTS Release 4 specifications, installed at designated Satellite Access Station (SAS) site locations.

2.               The Contractor shall be responsible for all programme management tasks including formal reporting to Inmarsat on Programme status.

3.               The Contractor shall plan for the work being conducted in accordance with the contractual milestones and associated schedule identified in Table 2 below.

4.               Inmarsat approval shall be required for successful completion of all contractual milestones defined in Table 2 below.

5.               The Contractor shall support Inmarsat in the standardisation of the selected Air Interface specification, as the Satellite Component of IMT-2000/UMTS by the International Telecommunications Union (ITU), the European Telecommunications Standards Institute (ETSI) and the American National Standards Institute (ANSI).

6.               Final acceptance of the work shall be based on the completion of all contractual requirements.

7.               The Contractor shall enter the warranty period and subsequent maintenance arrangements upon completion of the Final Acceptance.

8.               Inmarsat will chair a Change Control Board (CCB) consisting of representatives of all contracted BGAN equipment manufacturers (AMN, UT, BSS etc) which will be responsible for agreement of any changes to the baseline Air Interface definition for the programme.   The draft guidelines for the conduct of the CCB are given in Appendix B.

No.	Milestone Activity	Required Completion Date
1)	Kick-off Review (KOR)	****
2)	Preliminary Design Review (PDR)	****
3)	Final Design Review (FDR)	****
4)	Radio Frequency Subsystem (RFS) Delivery	****
5)	RAN Reference Test Bed (RTB) Ready	****
6)	Site Readiness Review (SRR)	****
7)	RAN RTB Delivery	****
8)	Factory Acceptance Test Review (FATR)	****
9)	Site Acceptance Test Review (SATR) for Site 1	****
10)	Final Acceptance	****

3.                                      Table 2: Milestone Schedule / CONTRACTOR RESPONSIBILITIES

This Section defines the equipment and services to be provided under this Contract.

4.               The Contractor shall deliver, install and commission the Radio Access Network (RAN) equipment to the three (3) sites designated by Inmarsat.

5.               The Contractor shall develop or procure test procedures and equipment for the purpose of Factory Acceptance Tests (FAT).

6.               The Contractor shall ensure proper integration and inter-working with other BGAN subsystems, in accordance with the agreed Interface Control Documents (ICD), for the purpose of Site Acceptance Tests (SAT).

7.               The Contractor shall provide all equipment (including cabling, installation materials, but excluding site facilities, external connections and consumable etc.), executable software, firmware and associated documentation necessary to build, install, configure, operate and maintain the RAN.

8.               The Contractor shall deliver to Inmarsat all application software, standard third party COTS software, data definitions, databases and necessary data required for the satisfactory operation and maintenance of all site and test equipment delivered under this contract.

9.               The Contractor shall be responsible for producing site layout plans in liaison with Inmarsat (and the site operator) showing where the equipment is to be installed, cable runs, power layout, earthing points, etc. (cf. Site Installation Document).

10.         The Contractor shall provide option pricing for the production and delivery of additional RNS to additional designated sites.

11.         The Contractor shall participate in the ICD Change Control Board (as defined in Appendix B) and the BGAN Development Coordination Forum (as defined in section 14.1).

12.         The Contractor shall deliver a descoped Reference Test Bed (RTB) (RAN on the Bench) to Inmarsat by January 2003 for UT compatibility testing

4.              Inmarsat responsibilities

Inmarsat shall be responsible for providing the following:

a)                                      Provisioning of the site facilities including the building (antenna foundation, temporary antenna erection crane and RF shelter) and associated infrastructure facilities (e.g. air conditioning, mains AC and DC power, UPS, temporary storage, site access, cable ways etc.) and COTS test equipment in readiness for equipment installation.

b)                                     Obtaining all necessary local operating licences for test sites including radiated tests.

c)                                      If a designated site is not operated by Inmarsat then Inmarsat will be responsible for obtaining proper authorisation, access and co-operation for the Contractor to fulfil their contractual obligations and for ensuring that Contractor equipment is safe-guarded at the site.

d)                                     Suitable office facilities and amenities to Contractor staff at the nominated site plus Inmarsat HQ, including reasonable use of telecommunications, etc

e)                                      Chairmanship and administration of the Air Interface Change Control Board, which will be responsible for controlling changes to the baseline AI specification.

f)                                        Leading the efforts to establish the selected Air Interface as the standard for the Satellite Component of UMTS/IMT-2000 by the International Telecommunications Union (ITU), the European Telecommunications Standards Institute (ETSI) and the American National Standards Institute (ANSI).

g)                                     Providing draft Interface Control Documents (ICD) for all external interfaces to the RAN.

h)                                     Ensuring the availability of other BGAN subsystems at their respective on-site locations, by EDC + 24 months, to enable the Contractor to perform the RAN Site Acceptance Tests.

i)                                         Ensuring the availability of the BGAN Core Network Reference Test Bed by EDC + 9 months, for the purpose of interworking testing with the RAN under development.

j)                                         Providing a baseline Air Interface (AI) definition by KOR, and a finalised AI definition by PDR.  Inmarsat would be responsible for validation of correctness and performance of the AI specification.

k)                                      Providing access to a prototype version of the Payload Control System (PCS) by EDC + 12 months, for integration testing with the RAN under development

To support these activities then:

1.                                       The Contractor shall provide a final SAS Facilities Requirement Specification not later than the Preliminary Design Review (PDR).

2.                                       The Contractor shall be given formal and sufficient access to the SAS site at installation and test time on condition that the Contractor:

1.4         Notifies Inmarsat formally of the intent to visit at least two weeks before the actual day.

1.5         Undertakes to adhere to all site procedures and regulations in place at the site (e.g. safety, security, on-site working hours, etc.).

1.                                       The Contractor shall provide final details (by PDR) of the equipment (i.e. floor sizing, etc.) requirements and facilities required at the Inmarsat NOC/BOC to enable installation at the site.

2.                                       The Contractor shall provide the necessary information to Inmarsat in order to obtain local licences.

5.              Project and schedule control

5.1                               Project Planning and Control

1.               Contractor (and subcontractor) management and development processes shall adhere to Contractor ISO-9001 (or equivalent) processes. Inmarsat shall have the right to audit the contractor management and development practices applied to this contract.

2.               The Contractor shall develop and maintain a Project Management Plan (PMP) - based on the draft version submitted as part of the proposal.

3.               The PMP shall outline the various project activities to be performed together with the control procedures that are to be applied and project schedule (see Section 5.3).

4.               The PMP shall describe the proposed management team structure together with the overall responsibilities (including any key subcontractors).

5.               The PMP shall describe how the Contractor will manage and provide visibility of all work undertaken by any key subcontractors.

6.               The Contractor shall maintain a Risk Management Plan.

7.               The Project Management Plan and Risk Management Plan shall be formally issued within one month of contract commencement.

8.               The contractor shall report status and provide Inmarsat with any subsequent updates to the Project Management Plan and Risk Management Plan in accordance with the contract requirements.

9.               Thereafter, the Contractor shall maintain the plans in line with the work being performed.

10.         The Contractor shall maintain all project documentation related to project planning and provide all deliverables in electronic form.

5.2                               Review Meetings

5.2.1                     Milestone Review Meetings

1.               The Contractor shall agree the actual time of each project milestone review meeting with Inmarsat at least one month before the meeting.

2.               The Contractor shall provide an agenda for each project milestone review at least 5 working days before the meeting to which Inmarsat may add items to discuss.

3.               The Contractor shall plan and conduct as a minimum the project review meetings defined in Table 3

4.               The Contractor shall agree to support additional intermediate progress reviews during the design and implementation, if requested to do so by Inmarsat with at least three weeks notice.

5.               The Contractor shall be responsible for assembling the relevant documentation and presentational material for all project reviews.

6.               The Contractor shall submit the documentation to be reviewed at the meeting in accordance with the document delivery schedule within this SOW.

7.               Inmarsat intends to use Review Item Discrepancy (RID) forms for feeding back comments with respect to the documentation being reviewed. The Contractor shall incorporate the RID mechanism into the project milestone review process.

8.               The Contractor shall be responsible for documenting the review proceedings and monitoring the actions placed.

9.               The minutes shall be produced within five working days of the meeting.

10.         Inmarsat’s concurrence shall be sought for the minutes of formal meetings

11.         Actions placed shall be tracked via a formally documented procedure.

12.         The Contractor shall implement an internal design review process on all hardware, firmware and software design activities as per standard engineering practice.

13.         The Contractor shall conduct process compliance audits to confirm that design processes are followed.

14.         The Contractor shall provide Inmarsat the right to call for additional technical milestone review meetings with reasonable advanced notice at either Inmarsat or the Contractor site if it is felt there is a need to resolve issues expediously.

No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
	KICK-OFF MEETING (KOR)	This review shall include: a) communication lines and contact points for financial, contractual and technical matters; b) Management plan(s) review; c) Short-term work plan review; d) Accommodation of Inmarsat staff at site premises; e) First review of the baseline Air Interface (AI).	• Project Management Plan (PMP); • Risk Management Plan (RMP); • Quality Assurance Plan (QAP); • Configuration Management Plan (CMP);	2	Contractor Premises
2.	PRELIMINARY DESIGN REVIEW (PDR)	This review shall include: a) Review of the System Requirements Allocation and System Functional Specification. The Contractor is required to demonstrate that the contractually agreed requirements have been partitioned into a thorough and consistent system definition; b) Review of the traceability mapping between the contractually agreed requirements and the system functional specifications and the further allocation to SAS subsystems; c) Identification of the external interfaces and review of preliminary interface control documents; d) Review the network analysis and sizing that has been	• System Requirements Allocation; • System Operations Concept; • System Functional Specification - including traceability matrix; • Overall System Test Plan; • External Interface Control Document • Training Plan; • Facility Requirement Specification; • Common Air Interface • System Design Document;	5	Contractor Premises

performed to dimension the RAN - this will be incorporated in the system functional specifications;

e) Review the overall System Test Plan. This will outline the various test stages to be conducted together with a schedule of development;

f) Review of radio equipment and operations training requirements.

g) Review of SAS and NOC infrastructure requirements.

h) Review of the BGAN Air Interface.

The primary review material will be the documents delivered as review inputs. Inmarsat is expected to read and provide written comments for discussion at the meeting. This review material will be supplemented with summary presentation slides.

• Requirements Allocation; • System Architecture Document; • Operations Concept;
3.	FINAL DESIGN REVIEW (FDR)	This review shall include: a) Review of the updated system documents from the PDR for completeness and consistency with requirements; b) Review of the System Design Document end-to-end performance model showing predicted performance of user applications; c) Review of RAN segment design to subsystem level and	• System Requirements Allocation; • System Operations Concepts; • System Design Document; • System Functional Specification (including traceability matrix); • Requirements Allocation;	5	Contractor Premises

including operations concepts and MMI interfaces;

d) Review of RAN resource management algorithms and results of associated performance models.

e) Review of the RAN test plans.

f) Finalisation of training plan

g) Finalisation of RAN Facilities Requirements.

h) Finalise the Common Air Interface for implementation

k) Review of status of action items from the PDR.

The primary review material will be the documents delivered as review inputs. Inmarsat is expected to read and provide written comments for discussion at the meeting.  This review material will be supplemented with summary presentation slides.

•                  System Architecture Document (including traceability matrix to the SFS);

•                  System Test Plan;

•                  Acceptance Test Plan;

•                  Factory Acceptance Test (FAT) Plan;

•                  Site Acceptance Test (SAT) Plan;

•                  Facility Requirement Specification;

•                  Training Plan;

•                  BGAN Air Interface ;

•                  Operations Concepts;

•                  MMI Design Document

•                  Recommended Spares List;

4.	SITE READINESS REVIEW (SRR)	This review shall review the readiness of the SAS site to accept delivery and installation of the Contractor SAS equipment.	• Facilities Requirement Specification;	2	SAS site

5.	FACTORY ACCEPTANCE TEST REVIEW (FAT)	This review shall include: a) Review of all outstanding issues with FAT Plan and FAT Procedures; b) Review of the FAT Readiness Report; c) Review of the Configuration Report;	• FAT Plan; • FAT Procedures; • FAT Readiness Report; • FAT Configuration Report;	2	Contractor Site (Factory)
6.	FIRST SITE ACCEPTANCE TEST REVIEW (SAT)	This review shall pertain to the first SAS site and include: a) Review of any outstanding issues with SAT Plan and SAT procedures; b) Review of SAT Readiness Report; c) Review of SAT Configuration Report;	• SAT Plan; • SAT Procedures; • SAT Readiness Report; • SAT Configuration Report; • Installation and Maintenance Manuals;	2	SAS site #1
7.	FINAL SITE ACCEPTANCE TEST REVIEW	This review shall pertain to all subsequent SAS sites and include: a) Review of the completion of Site Acceptance Tests for all contracted SAS sites. b) Review of any outstanding issues related to all previous milestones	• As above	3	Contractor Site (Factory)

Table 3: Milestone Reviews

5.2.2                     Progress Reporting

1.                                       The Contractor shall supply a progress report to Inmarsat by the end of the first week of each month, and in time for the monthly progress review meeting covering:

1.4                      Work performed during the reporting period;

1.5                      Milestones met and/or achieved;

1.6                      Progress against the schedule (see Section 4.4). Any slippage is to be identified together with remedial action;

1.7                      Dependencies;

1.8                      Problems experienced;

1.9                      Activities planned for the next period;

1.10                Risk Log status;

2.                                       The format of the progress report shall be agreed with Inmarsat at the Project Kick-off Review meeting.

3.                                       Inmarsat shall have the right to request the Contractor to provide direct key subcontractor progress reports.

4.                                       The Contractor shall conduct a monthly progress meetings with representatives of Inmarsat (either at Contractor’s premises or, alternatively, by telephone/video conference) where the following shall be discussed :

4.4                                 Current active tasks;

4.5                                 Technical and schedule aspects;

4.6                                 Status and progress;

4.7                                 Technical, contractual and managerial issues;

4.8                                 Risks and contingency measures (in the form of a Risk Log);

4.9                                 Current and potential problems;

5.                                       The Contractor shall minute the meeting proceedings capturing the key decisions and all actions taken.

6.                                       The minutes shall be agreed with Inmarsat.

7.                                       The minutes shall be produced within five working days of the meeting.

8.                                       Inmarsat reserves the right to call for additional meetings.

5.2.3                     Extraordinary Management Meetings

1.               At any point in the Programme, either Inmarsat or the Contractor shall have the right to call an Extra Ordinary Senior Management meeting, should a major issue arise.

2.               Each meeting shall require at least ten working days notification.

5.3                                        Project Scheduling

3.               The Contractor shall maintain a detailed activity schedule of all tasks to be undertaken for this contract.

4.               This schedule shall be maintained with a unique reference number in order that it can be regularly updated as work progresses.

5.               The schedule shall reflect the following overall breakdown levels:

3.1.                              Level 1: Project decomposed into phases;

3.2.                              Level 2: Phases decomposed into work packages;

3.3.                              Level 3: Work packages decomposed into tasks;

6.               All levels shall be maintained within the one consistent schedule in order to ensure consistency between the levels.

7.               The Contractor shall define a suitable Work Breakdown Structure (WBS) and produce work package descriptions (WPD) for each level 2 activity.

8.               The Contractor’s WBS shall clearly identify the following key activities:

•                  System Design

•                  Segment Design

•                  Subsystem Design

•                  Implementation

•                  Factory Acceptance Test

•                  Site Acceptance Test

9.               The WBS shall be used to plan and organise the work.

10.         The WBS shall cover all project activities from contract commencement to the end of the warranty period.

11.         The WBS and initial set of WPDs included in the draft PMP shall be agreed at the Project Kick-off review.

12.         Thereafter, the Contractor shall progressively expand the WBS and raised further WPs, as required for management and reporting purposes.

13.         The Contractor should not commence a level 2 task if the associated WPD has not been raised.

14.         The schedule shall clearly identify the scope of design/development/test work that has been assigned to any key sub-contractor(s).

15.         Inmarsat shall have the right to audit the work of the key sub-contractors at the place where the work is being conducted.

16.         The programme schedule shall be developed and maintained using Microsoft Project.  The following views shall be presented (as a minimum):

.1.            Bar Chart (Gantt) View - for basic completion status;

.2.            Network Activity View - for critical path analysis;

1.               The Contractor shall include a schedule showing work completed in the monthly progress report.

2.               The Contractor shall also provide Inmarsat with an electronic copy of the Monthly Report including the schedule.

5.4                               Project Team

3.               The Contractor shall assign a suitably qualified programme manager for the duration of this contract, specifically charged with the responsibility for all aspects of the Contract.

4.               The Programme Manager shall serve as the interface with Inmarsat for the duration of the Contract and at least until the end of the warranty period.

5.               The Contractor shall support open lines of communications to respective representatives from each party with respect to technical matters.

5.5                                        Location of the Work

1.               The Contractor shall provide office accommodation at the main site that work in being conducted during the development and implementation phase.

2.               This accommodation shall provide space for at least two Inmarsat resident staff plus up to six temporary visiting staff.

3.               Office accommodation shall include reasonable use of facilities including international telephone/facsimile lines, desktop PCs with Internet connection, etc.

5.6                               Inmarsat Right of Access

Inmarsat will appoint a number of project co-ordinators who will work to monitor and facilitate where necessary the activities being undertaken on this contract.

4.               The Contractor shall allow the Inmarsat project co-ordinators access to the main work site, given reasonable notice.

5.               Visits to other work sites shall be supported at an agreed date and with specified objectives.

It should be noted that the on-site representative(s) will not be authorised to agree requirement or contract changes without going through the formal change process, specified in the Contract.

6.              Quality and configuration control

6.1                               Quality Assurance

6.               The Contractor shall hold a currently valid ISO9001 (or suitable equivalent) accreditation to cover both the design, manufacture and software development activities.

7.               The Contractor shall control and manage the Programme in accordance with ISO 9001 (or equivalent) standards.

8.               A Quality Assurance Plan (QAP) shall be issued to Inmarsat at the Kick-Off review for comment, based on the draft QAP submitted in the Proposal.

9.               Any subsequent changes to the QAP following formal issue shall require Inmarsat approval.

10.         In the case of software development, a formal software quality management process that is compliant with ISO 9001 (or equivalent) shall be employed.

11.         The Contractor shall nominate a team member to be fully responsible for overall QA on this project.

12.         This nominated team member shall have suitable experience and training with respect to ISO9001 (or equivalent) and its application to a large programme.

13.         The QAP shall at all times reflect the actual practices being applied on the Project.

14.         The software elements of the project shall be developed in accordance with the Contractor ISO 9001 (or equivalent).

15.         The software engineering approach and standards shall be defined in the Software Management Plan (SMP).

16.         The Contractor shall submit as part of the QAP, an audit schedule outlining the audits (minimum of three) to be conducted throughout various points of each sub-programme.

17.         The Contractor shall document each scheduled audit in the form of an Audit Report.

18.         The Audit Report shall be made available to Inmarsat on request.

14.         Inmarsat reserves the right to audit Contractor work at any point in the Project, provided that at least two weeks notice is given to the Contractor Programme Manager.

15.         The Contractor shall be fully responsible for the quality achieved and controls applied by any sub-contractor parties used.

16.         The ISO9001 (or suitable equivalent) quality conditions are to be flowed down to each sub-contractor involving design, development and/or testing activities.

17.         The Contractor shall provide a quarterly Quality Assurance Progress Statement to Inmarsat outlining the quality activities undertaken during the reporting period.

18.         The Contractor shall have in place a Non-Conformance Control mechanism.

19.         The Contractor shall have a mechanism for tracking corrective actions at all project phases.

20.         Inmarsat shall have authority to approve or reject all non-conforming items (waivers or deviations to the contract requirements) prior to acceptance testing or as part of an Acceptance Test Review.

21.         A suitable tracking mechanism shall be used to map the Inmarsat requirements to the Contractor definition, design and subsequent testing documentation.

22.         This tracking mechanism shall be presented at the Project Kick-off review.

6.2                               Quality Control

1.                           Quality controls to be applied during the manufacturing process shall be clearly stated in the Quality Assurance Plan or alternate document.

2.                           The levels of inspection from initial goods-inwards to final inspection and test shall be stated at the outset.

3.                           All inspection and quality records shall be archived by the Contractor as per Contractor’s ISO 9001 (or equivalent) process, and be available for Inmarsat audit at the Contractor facility on a non-interfering basis if requested.

6.3                               Reliability

1.                                       The Contractor shall produce a Reliability (Parts Count) Prediction (to be included in the relevant System Documentation) for all new/modified elements of the RAN using an Industry recognised technique (e.g. Bellcore).  This may incorporate reliability figures of existing parts/equipment based on experienced service.

2.                                       The reliability analysis shall determine both the MTBF and MTTR times down to sub-system level. Vendor information may be used where available for existing equipment otherwise budgetary predictions may be employed.

3.                                       Availability analysis and Reliability Prediction shall be used to demonstrate confidence that the RAN subsystems availability and outage performance criteria can be met.

4.                                       The Contractor shall keep a record of each equipment failure (hardware, software, firmware) incident that occurs from the commencement of the Factory Acceptance Testing Phase (see Section 7.5.2) until System Acceptance.

5.                                       The records should be held in a database which can provide information for the whole system or for individual elements, according to severity and status.

6.4                               Configuration Management

19.         The Contractor shall produce an overall Configuration Management Plan (CMP) outlining the controls that will be applied to:

1.1.                              Documentation Configuration and Change Management;

1.2.                              Requirements Management;

1.3.                              Software Development, Version and Release Control;

1.4.                              Firmware Development, Version and Release Control;

8.5                                 Hardware Development and Manufacture;

2.                                       The CMP shall be finalised by the project kick-off review.

3.                                       The CMP (and any subsequent updates) shall require Inmarsat approval.

4.                                       The Contractor shall nominate a team member to be responsible for overall configuration management throughout the project.

5.                                       Adherence to the CMP shall be maintained throughout the project.

6.                                       Configuration management to be applied to sub-contractor work (if used) shall be identified.

7.                                       Configuration records for Contractor developed and delivered software and equipment shall be made available to Inmarsat on request. Configuration records for design and assembly of COTS products and standard switching products may be unavailable.

7.                                      TEST and INTEGRATION

Each element of the RAN is to be functionally tested before being integrated with other elements. Thereafter, integration should be progressive, as interfaces are verified between the equipment that makes up RAN. When sufficient elements have been integrated then acceptance testing can commence. The actual details of testing are to be defined in the RAN Subsystem Test Plan to be provided at the preliminary design review. However, Inmarsat will be looking to ensure that the overall test programme proposed addressed the following types of testing:

1.                          Prototype/Early Design Proving Testing: To ensure critical new areas in the design are tested for feasibility. Requirements for this testing are discussed in Section 7.2.

2.                          Unit/Module Testing:  Involves functionality testing of a specific hardware, firmware or software unit typically with inputs generated from a test harness.  Requirements for this testing are discussed in Section 7.3.

3.                          Subsystem Integration Testing:  Involves checking interfaces between the respective SAS components and checking the functionality that extends across sub-systems. Typically such testing involves the use of a test bed or suitable simulator in which elements of the system are progressively integrated. Requirements for this testing are discussed in Section 7.4 and 7.5.

4.                          FAT/SAT Acceptance Testing: This represents an iteration of testing levels that collectively provide verification of the RAN equipment against the overall requirements. Testing will encompass in-house factory acceptance testing of the SAS equipment, on-site acceptance testing of the SAS and ground segment acceptance testing between the SAS (via the regional satellite) and other sites in the architecture (e.g. regional AOC, regional GS, etc.). Requirements for this testing are discussed in Section 7.6.

7.1                                                  General Test Requirements

Unless specified otherwise, the Contractor is expected to provide all test beds, equipment and measuring instruments required to complete the appropriate level of factory testing. For site acceptance Inmarsat will provide any necessary COTS equipment (e.g. spectrum analysers).

1.                                       The Contractor shall produce and maintain test plans, test designs and test procedures and test reports for all test levels covering hardware, firmware and software as required by his ISO 9001 standards (or equivalent).

2.                                       By PDR, the Contractor shall deliver a complete and comprehensive RAN Test Plan defining the test approach to be adopted, acceptance test mapping (i.e. Verification Requirements Traceability Matrix - VCRM) and associated test document structure to demonstrate coverage of all contracted requirements as required by his ISO 9001 standards.

3.                                       The Contractor shall develop a comprehensive set of test procedures for each acceptance test activity. For switching system standard products, existing product test results or product conformance statements may be provided in lieu of new tests to demonstrate network element requirement conformance.

4.                                       Test procedures developed for the acceptance phase shall require Inmarsat approval.

5.                                       The test procedures shall comprise tests, inspections, analyses and demonstrations, which demonstrate that the system is able to deliver contract end-to-end functionality.

6.                                       Test procedures shall be presented to Inmarsat before the actual testing is conducted.

7.                                       Inmarsat shall have the right to approve or request reasonable amendments to the acceptance test plans and procedures.

8.                                       All acceptance test results shall be documented in the form of test reports.

9.                                       The test report shall present the:

9.1              Test results (i.e. pass/fail),

9.2              Conductor of the test,

9.3              Comments made regarding the test run,

9.4              Reason for any failures;

10                                    The Contractor shall provide to Inmarsat all acceptance test plans, procedures and test reports.

11.                                 The Contractor shall provide all instruments, tools, facilities, manpower and services necessary to conduct the acceptance tests other than stated Inmarsat requirements (see Section 4.5).

12.                                 All Acceptance Tests shall be witnessed and acknowledged by both Inmarsat and the Contractor representatives. Inmarsat at its sole discretion may waive its right to witness given tests.

13.                                 Any agreed Inmarsat residents shall have access to the primary factory integration lab and may observe integration testing while it is in progress. Inmarsat will also have access to observe over-air integration testing that will be conducted prior to the formal acceptance testing.

14.                                 All acceptance test results shall be subject to Inmarsat acceptance in accordance with the approved test plans and procedures.

7.2                                                  Design Proving/Prototype Testing

1.                                       The Contractor shall undertake any necessary design proving and prototyping of all development areas.

2.                                       Any design proving and prototyping activities shall be highlighted to Inmarsat by the PDR.

3.                                       Results of design proving/prototyping shall be retained and discussed with Inmarsat at the respective review meetings

7.3                               Unit Testing

1.                                       The Contractor shall perform unit level hardware and software testing throughout the development process as required by Contractor ISO 9001 (or equivalent) process.

2.                                       Evidence of hardware testing shall be made available to Inmarsat, on request.

3.                                       Evidence of software unit testing shall be made available to Inmarsat, on request.

7.4                               Integration Testing

1.                                       The Contractor shall perform integration hardware and software testing throughout the development process as required by Contractor ISO 9001 (or equivalent) process.

2.                                       Evidence of hardware and software unit testing shall be made available to Inmarsat, on request.

7.5                               BGAN Service Demonstration and System Integation

1.                                       The Contractor shall submit data regarding simulations and/or prototype implementations in the Functional Specification Document by Preliminary Design Review (PDR).

2.                                       The Contractor shall demonstrate to Inmarsat the establishment of the physical layer communications path using the Reference Test Bed (RTB) in accordance with the AI before the Final Design Review (FDR)

3.                                       The Contractor shall demonstrate to Inmarsat the establishment and data transfer through the packet data communication path using the RTB, in accordance with the AI, before the Factory Acceptance Test review (FAT).

4.                                       The Contractor shall demonstrate the interworking of the RAN with prototype UT and CN equipment via participating in Inmarsat organised integration test campaigns; requiring the Contractor to perform tests both in-laboratory and over satellite.

7.6                               Factory and Site Acceptance Testing

Acceptance testing is to be performed to demonstrate compliance with all contract requirements through a combination of factory, site and end-to-end system tests, inspections and analyses, provision of unit performance or environmental test results, and provision of standard product test results or conformance statements for switching system vendor standard products or other commercial-off-the-shelf products.

Inmarsat representatives will be involved in witnessing all or some of this testing and ultimately for approving if the RAN meets the contractual requirements.

1.               Configuration and test documentation shall be created such that it will be possible to re-run previously completed acceptance tests.

2.               Problems noted during acceptance tests shall be classified into one of three categories.

Category 1 : Representing one of the following conditions:

•                                          System crash;

•                                          Loss of critical function, severe performance degradation or instability of the segment/system inoperable for revenue service;

•                                          Failure to detect, report and/or recover from a failure that renders any part of the system inoperable for revenue service.

•                                          Greater than 10 minutes unplanned sustained loss of operator management visibility and control.

Category 2 : representing one of the following conditions:

•                                          The problem relates to a contract requirement and is not critical to any system function.

•                                          The problem is not directly related to the tests.

•                                          The problem occurs rarely and can quickly be recovered by operator intervention.

Category 3 : representing one of the following conditions:

•                                          The problem is not reproducible.

•                                          The problem can be fixed without system modification.

•                                          The problem is not related to and does not affect a system requirement.

•                                          The problem can be resolved by an operational or procedural change unless the problem relates to a function that is primarily involved with operational or procedural changes.

•                                          The problem is cosmetic in nature and does not impact functionally.

•                                          The problem is in the test procedure and not in the system under test.

3.                                       Category 1 problems not corrected shall prevent Inmarsat acceptance of the equipment or acceptance of the relevant testing phase.

4.                                       Category 2 problems may not prevent Inmarsat acceptance of the equipment or of the relevant testing phase. The Contractor shall develop a list of category items. A schedule and priority for fixing category 2 items will need to be presented to Inmarsat. Any proposed deferral of a category 2 problem to the warranty period shall require the approval of Inmarsat and form part of pot delivery testing.

5.                                       Those Category 3 problems pertaining to fitness for purpose requirements compliance or inaccuracies in delivered operator procedures shall require correction during the agreed warranty period. The Contractor shall develop a list of category items. A schedule and priority for fixing category 3 items during warranty will need to be presented to Inmarsat and form part of post delivery testing.

6.                                       Each list provided for each problem category is not exhaustive and shall be finalised in the System Test Plan.

7.6.1                     Acceptance Criteria

The Contractor shall agree to the following acceptance criteria being applied:

1.                                       All contractual requirements shall be met.

2.                                       The Contractor shall have conducted the necessary Test Readiness Review with Inmarsat prior to each acceptance test activity, to review the status of completed qualification testing (e.g. dry run results).

3.                                       Inmarsat review of the integration tests shall not delay FAT provided that the Contractor supplies these results in accordance with the agreed schedule.

4.                                       Completion of FAT with no category 1 problems and agreement on the list of category 2 problems together with an agreed resolution schedule shall be a prerequisite to commencement of Site Acceptance Testing (SAT).

5.                                       Completion of SAT with no category 1 problems and agreement on the list of category 2 and 3 problems together with an agreed resolution schedule shall be a prerequisite to Final Acceptance.

6.                                       Each test stage shall be dependent on the successful delivery of the relevant system release, associated operational documents and installation procedures as defined in the corresponding Acceptance Test Plan.

7.                                       If final acceptance is successful on the condition that any outstanding problems (category 2 and 3) are to be corrected, then the Contractor shall perform Post-Delivery Testing to confirm the outstanding problems are corrected.

8.                                       Inmarsat shall have the right to witness Post-Delivery Test and/or review the test results.

7.6.2                     Factory Acceptance Tests (FAT)

1.                                       The Contractor shall produce a FAT Plan outlining the tests for those requirements to be accepted in the factory.

2.                                       The FAT shall be used to test the interface to the external systems (eg. UT, CN, BSS, etc.) using simulated interfaces.

3.                                       The FAT plan shall require review and approval by Inmarsat.

4.                                       The Contractor shall perform the FAT for each set of RAN equipment.

5.                                       The FAT shall be deemed acceptable if the results achieved satisfy the agreed acceptance criteria (cf section 7.6.1).

6.                                       The FAT shall be performed using representative configurations sufficient for the test objective.

7.                                       The FAT shall demonstrate compliance with requirements allocated to this acceptance test phase.

8.                                       The FAT shall include the relevant verification of the following types of contract requirement, as allocated to this acceptance test phase:

8.1.                              Failure detection, reporting and recovery requirements.

8.2.                              Performance requirements.

8.3                                 Stability/soak test where the RAN equipment is to operate for a period of 48 hours without any application or processor failures. The Contractor is required to provide load generation and network simulation capability required to establish the soak conditions.

8.4                                 Environmental testing. Here, test results or commercial-off-the-shelf product specifications shall be provided to demonstrate compliance with contract environmental requirements.

8.5.                              Congestion handling requirements;

8.6.                              Redundancy requirements;

8.7                                 Interface recovery requirements;

8.8                                 The Factory acceptance test readiness review shall be conducted with Inmarsat 5 days prior to commencement of the formal witnessed test.

9.                                       The FAT shall be witnessed by Inmarsat representatives.

10.                                 Inmarsat shall nominate one member within the witnessing party to have final responsibility for determining whether the tested system has completed FAT in accordance with the criteria defined by this SOW.

11.                                 The Inmarsat representative shall have the authority to either instruct that a test be repeated or fail the FAT in the case of excessive failures.

12.                                 The Contractor shall deliver a Test Report for each FAT to Inmarsat within three weeks of the completion of the FAT.

7.6.3                     Site Acceptance Testing (SAT)

Each SAT will show compliance with those requirements allocated to this test phase. Each requirement to be demonstrated or tested is to be allocated to one test phase for acceptance.

1.                                       Each SAT shall include relevant verification of:

1.1.                              Deliverable equipment quantities including spares.

1.2.                              Hardware checkout of the installation;

1.3.                              Standalone check-out tests;

1.4.                              Connectivity tests with other deliverable equipment at the site.

2.                                       The Contractor shall produce each SAT Plan for Inmarsat review and approval.

3.                                       Inmarsat shall witness each SAT.

4.                                       The Contractor shall produce an SAT Test Report at the end of each SAT.

5.                                       Each SAT Test Report shall include a Site Transfer Document outlining all items delivered and installed at the site.

6.                                       Each SAT shall be conducted by the Contractor.

7.                                       The SAT readiness report shall be provided to Inmarsat at least 5 days prior to the formal witnessing of the tests.

8.                                       Each SAT shall be witnessed by Inmarsat representatives.

9.                                       Inmarsat shall nominate one member within the witnessing party to have final responsibility for determining whether the tested system has completed SAT in accordance with the criteria defined by this SOW.

10.                                 The Inmarsat representative shall have the authority to either instruct that a test be repeated or fail the SAT in the case of excessive failures.

11.                                 The SAT shall be deemed acceptable if the results satisfy the agreed acceptance criteria (cf section 7.6.1).

8.              DELIVERY and INSTALLATION

8.1                               RAN Site Surveys

1.                                       The Contractor shall conduct a survey of the RAN sites where the equipment is to be installed.

2.                                       The Contractor shall produce Site Survey Report for each visit within two weeks of the site visit.

3.                                       Each Site Survey Report shall identify important installation issues (for which the Contractor is responsible) including, but not limited to:

3.1                                 Installation Plan (i.e. dates and duration);

3.2                                 Need for co-operation of site staff during installation;

3.3                                 Identification of on-site test equipment required and/or available;

3.4                                 Impact on other systems at same site (if applicable).

4.                                       The Contractor shall produce a Site Installation Document (SID).

5.                                       The SID shall be submitted to Inmarsat at least two weeks before start of any equipment installation.

6.                                       The SID shall identify important installation issues (for which the Contractor is responsible) including, but not limited to, the following:

6.1                                 Physical layout and sizing of equipment;

6.2                                 Racking;

6.3                                 Power requirements;

6.4                                 Cooling requirements;

6.5                                 Communications interfaces;

6.6                                 Cabling and connector types;

7.                                       Each Site Survey Report and Site Installation Document shall be approved and signed-off by the Contractor, the Site Contractor and Inmarsat.

8.2                               Equipment Delivery Preparation

3.                                       The Contractor shall prepare a Shipment Plan for each separate shipment of the RAN site equipment.

4.                                       Each Shipment Plan shall be submitted for Inmarsat approval 4 weeks prior to the proposed date for commencing delivery.

5.                                       No equipment shall be shipped unless the Contractor has received prior Inmarsat approval of the associated Shipment Plan.  Inmarsat will approve the Plan within 10 working days of submission by the Contractor

6.                                       Written notice of shipment shall be given to Inmarsat at least 15 working days prior to shipment of the equipment, indicating port of arrival and other necessary details.

7.                                       If the site is not owned or operated by Inmarsat, the Contractor shall also give the same notice to the identified Site Operator .

8.                                       Customs clearance shall be the responsibility of the Contractor.

9.                                       Inmarsat shall only accept delivery of the equipment after receipt of the associated Equipment Transfer Documentation.

8.3                               Equipment Transportation and Shipment

10.                                 The Contractor shall be responsible for the safe transportation and delivery of all equipment, materials, tools, etc., to each designated site.

11.                                 All transported equipment shall be suitably protected to ensure safe delivery to site.

12.                                 The Contractor shall submit plans for Inmarsat’s notification that provides the following information for Contractor transportation obligations:

3.1                                 Equipment being transported;

3.2                                 Transportation company name;

3.3                                 Mode of transportation (road, air, sea, etc.);

3.4                                 Level of packaging protection;

3.5                                 Transportation timetable.

3.6                                 Incoterms proposed to be used for shipment.

8.4                               Site Installation and Integration

13.                                 Installation of RAN equipment and integration with all the associated communications links to the rest of the network shall be the Contractor’s responsibility.

14.                                 The Contractor shall provide the necessary personnel and all relevant installation procedures, instructions, drawings, etc., as required to achieve the overall technical and operational performance requirements according to schedule.

15.                                 Inmarsat shall have the right to monitor the work of the Contractor on site, or to appoint third parties to do so.

9.                                      TRAINING

The Contractor is required to provide suitable awareness and operational training to Inmarsat (encompassing the RAN site operator) prior to service launch. The training will be centred on the system architecture, operational responsibilities, problem handling and overall network/resource procedures.

1.                                       The Contractor shall train Inmarsat HQ and site staff in the administration, configuration and operation of all RAN equipment.

2.                                       This training shall take the form of the following course types:

2.1                                 Operator Training Course: Designed to address the operation, administration and maintenance procedures to be undertaken at the site – see Section 9.2.

2.2                                 Engineering Course: Designed to communicate the architectural and engineering aspects behind each major SAS sub-system – see Section 9.3.

9.1                               General Requirements

16.                                 The operational training shall be to a level that will enable relevant operators to carry out scheduled preventative / restoration / contingency maintenance and front-line tasks.

17.                                 The Contractor shall develop suitable documentation and presentational material needed for all training (i.e. training manual as opposed to basic slide presentations).

18.                                 Inmarsat shall review and approve the training course structure before each course is held.

19.                                 The location of training shall be:

4.1                                 Operator Training: At the SAS site and repeated at Inmarsat Headquarters, London, as long as no equipment beyond the agreed contractual deliverable equipment is required for this course.

4.2                                 Engineering Course: At the Inmarsat Headquarters in London, as long as no equipment beyond the agreed contractual deliverable equipment is required for this course.

5.                                       The Contractor shall agree to undertake repeat courses, as instructed by Inmarsat during the warranty period as defined by the contract.

6.                                       Inmarsat shall be granted permission by the Contractor to copy, video, re-produce and/or reuse training material, as required provided that they are for Inmarsat purposes.

7.                                       Each course shall be suitably structured to allow (self) refresher training to be undertaken on a unit-by-unit basis.

9.2                               Operator Training Requirements

This course will cover the operation of the RAN equipment but will need to be provided to both the site and Inmarsat HQ staff. In the case of the Inmarsat HQ staff, training is required to exercise all remote operations functions.

1.                                       The Contractor shall provide both presentational and ‘hands-on’ training for site operations staff.

2.                                       This training shall address:

2.1                                 Capabilities and configuration of each sub-system and network elements;

2.2                                 OAM capabilities of each sub-system;

2.3                                 Routine operational and maintenance procedures;

2.4                                 Contractor maintenance support including hardware / software / firmware updates;

2.5                                 Application of the operational documentation;

2.6                                 Rehearsal of critical operational procedures including contingency procedures;

2.7                                 Maintenance/support procedures;

3.                                       This training shall suitably reference the relevant operator manuals, guides and handbooks provided.

4.                                       The training shall be suitably structured such that staff who attend are thereafter capable of dealing with day-to-day operation and maintenance of the equipment.

5.                                       Each course shall support up to 10 attendees with a minimum of 4.

6.                                       The Contractor shall be responsible for providing and shipping all items needed for the course.

7.                                       The course should include a hands-on and theoretical test to be taken by each attendee.

8.                                       Two training courses of this type shall be provided.

9.                                       One course shall be held prior to the commencement of the SAT.

10.                                 The minimum duration of this course shall be five days.

9.3                               Engineering Training Requirements

1.                                       The Contractor shall provide presentational training for Inmarsat engineering staff.

2.                                       This training shall address:

2.1                                 Overall RAN architecture;

2.2                                 Detailed design of each sub-system;

2.3                                 Detailed configuration capabilities of each sub-system;

2.4                                 Detailed understanding of sub-system fault and error codes;

2.5                                 Application of the engineering and reference documentation;

2.6                                 Detailed understanding of the air interface protocols and their operation.

2.7                                 Detailed understanding of the network switching protocols and their operation.

3.                                       The training shall be suitably structured such that engineering staff who attend are thereafter capable of providing on-call engineering support to operations to deal with abnormal conditions.

4.                                       The course shall support up to 10 attendees with a minimum of 4.

5.                                       The Contractor shall be responsible for providing and shipping all items needed for the course.

6.                                       One training course of this type shall be provided.

7.                                       The minimum duration of this course shall be four days.

10.                               WARRANTY and MAINTENANCE

The Contractor is required to provide warranty and support for the delivered RAN.  The Contractor shall provide additional maintenance after warranty subject to an annual renewable maintenance contract being authorised and for a period of up to five years following the warranty period.

10.1                        General Requirements

20.         Warranty and maintenance arrangements to be put in place by the Contractor shall be sufficient to meet and maintain the RAN contract availability requirement.

21.         The Contractor shall provide a minimum of two years of warranty and support from Final Acceptance on all hardware, firmware, software and documentation delivered for the RAN.

22.         The Contractor shall commit to being prepared to continue to support the RAN for a minimum period of eight (8) years following warranty completion.

23.         The Contractor shall produce a Sparing Plan identifying sparing, spare part renewal rates and on-site support policies.

24.         The Contractor shall highlight in the Warranty and Maintenance Plan any third party manufacturer contracts that are advised with third party hardware and/or software.

25.         The Contractor shall ensure that Inmarsat can enter into such third party contracts should Inmarsat decide to do so.

26.         The Contractor shall produce a Warranty and Maintenance Plan to take effect from the commencement of warranty covering the delivered equipment and identifying the procedures to be followed in the event of equipment/system problems.

10.2                        Warranty and Support Requirements

27.         The Contractor shall provide two-year warranty and support on all hardware, software, firmware and documentation supplied under this contract.

28.         The warranty period shall commence following Final Acceptance .

29.         Defects discovered during the warranty period shall be corrected promptly by the Contractor at no cost to Inmarsat, except that Inmarsat will be responsible for shipment of goods to the factory if required.

30.         An annual review of system performance shall be performed with the Contractor during the warranty period.

31.         Each Warranty Review shall assess the equipment delivered with respect to the number and types of problems reported, problem completion times and adherence to contractual conditions.

32.         The second review shall also be used by Inmarsat to decide whether to proceed into an annually renewable maintenance contract with the Contractor.

33.         The Contractor shall perform enhancements to the RAN during the warranty period, if requested to do so by Inmarsat and in accordance with the agreed upon change procedure.

10.3                        Support during Warranty and Maintenance

10.3.1                                      Provisioning of Spares

34.         The Contractor shall produce an equipment sparing plan bearing in mind the:

1.1                                 System availability requirements;

1.2                                 Need to achieve the availability requirements for a minimum period of two years from service launch.

1.3                                 System mean time to repair targets (namely four hours). This dictates what types of spares need to be stored at the site (i.e. due to long lead times) or that can be procured as and when needed.

35.         The Contractor shall undertake to finalise the Sparing List by the Final Design Review (see Section 4.2.2), clearly identifying those items which are not COTS equipment.

36.         The Contractor shall provide suitable spares for the RAN equipment as determined to be necessary to met the system availability requirements and as indicated in the sparing plan.

37.         Spares not deliverable within one week at the site shall be identified by no later than the Final Design Review.

38.         The Contractor shall be responsible for ensuring that suitable spares are available for the duration of the warranty and maximum maintenance period. In the case of obsolete items then suitable replacements may be used.

10.3.2                                      Warranty and Maintenance Plan

39.         The Warranty and Maintenance Plan shall outline the support proposed during both the warranty and maintenance periods.

40.         The Warranty and Maintenance Plan shall outline the procedures to be developed, particularly in respect to the handling of problems and Inmarsat specific requirements.

41.         The Contractor shall guarantee spares will be available for a minimum period of ten (10) years from Final Acceptance (with the exception of third party COTS products) and switching system products – Inmarsat will be given notice for last time buy within six months notice.

42.         The Warranty and Maintenance Plan shall indicate

4.1                      The number of personnel required;

4.2                      The job functions provided;

4.3                      The percentage time dedicated to maintenance per team member;

4.4                      Training approach that is to be implemented to ensure trouble-free continuity of expert support.

4.5                      Provision for direct operational support in the event of emergency;

4.6                      Hardware repair facilities to be provided;

4.7                      Software repair facilities to be provided;

4.8                      The use of the RTB facility to support the warranty and maintenance.

5.               Not more than 30 elapsed days should be allowed for a hardware repair or replacement that is returned to the manufacturer/vendor.

6.               Priority 1 (P1) problems (see Section 10.4.1)  shall receive immediate attention and pre-empt other activities, with a goal to repair all such problems within two working days from the time of the problem being reported.

7.               The Warranty and Maintenance Plan shall explain how problems that arise during warranty will be handled.

43.         The Contractor shall define an escalation procedure for problems not corrected within a stated time.

9.               The Warranty and Maintenance Plan shall specify the time to visit RAN site during the warranty in the event that a problem requires on-site attention.

8.6                               Warranty and Maintenance Procedures

1.                                       The Contractor shall establish and maintain suitable maintenance procedures, effective throughout the warranty and subsequent maintenance periods.

2.                                       The maintenance procedures shall take into account the level of service criteria defined in this sub-section.

10.4.1                                      Warranty and Maintenance Support And Fault Reporting

Problems encountered in the RAN shall be classified into either:

1.1.                              Priority 1 Problems (P1)

Whereby the RAN is suffering from a reduction in capacity, reliability or service quality.

1.2.                              Priority 2 Problems (P2)

These are non-critical problems that do not fall into the P1 category. In this situation, no traffic is lost.

10.5                        Telephone On-Call Technical Warranty and Maintenance Support

1.                                       The Contractor shall provide on-call technical and operational support.

2.                                       This on-call support shall include:

2.1.                              Diagnostic assistance;

2.2.                              Clarification of alarms and advice on hardware and system management;

2.3.                              Assistance with the interpretation of hardware and system problems;

2.4.                              Technical advice;

2.5.                              Status reporting on outstanding problems;

2.6.                              Progress reporting on P1 problems not resolved within two working days of notification;

3.                                       Immediate telephone warranty and maintenance support and Contractor remote site access shall be available during normal working hours (defined as 08:30am to 05:00pm local Contractor time Monday to Friday, except public holidays).

4.                                       Telephone contact shall be available outside normal working hours (i.e. evenings, weekends and holidays) to a support engineer (i.e. reachable via a mobile telephone, etc.).

5.                                       In the case of out-of-hours support then access via a remote dial-up line shall be available within one-hour of contact being made.

6.                                       Detailed call handling procedures shall be provided to the SAS site operators and maintained as necessary by the Contractor.

10.6.                     Fault Reporting

1.                                       Contact should be made with the Contractor Customer Support Office (CSO) via a written RAN Query (RANQ).

2.                                       For P1 problems then telephone support shall be available as defined in Section 10.5.

3.                                       P1 problems should be reported via a RANQ to the CSO, in addition to the on-line telephone support.

4.                                       In case of a software problem then a Software Fault Report (SFR) number should be assigned by the CSO.

5.                                       The RANQ should contain the following information:

5.1.                              Site code;

5.2.                              Contact name;

5.3.                              Contact telephone and facsimile number;

5.4.                              Type of fault (hardware, software or other);

5.5.                              Brief description of the fault or problem;

6.                                       In the event of a hardware failure then the following additional information should be provided on a Hardware Fault Report (HFR):

6.1.                              Part number of the faulty equipment;

6.2.                              Serial number of the faulty equipment;

6.3.                              Description of the faulty equipment;

7.                                       A complete account of the fault should be faxed on a System Problem Report (SPR) form to the Contractor’s Maintenance Support Function.

8.                                       In the event of a hardware fault then the faulty hardware item should be returned to the Contractor nominated repair facility.

10.7.                     On-site Attendance

1.                                       In the event that a Contractor engineer is required to visit an RAN site during warranty/maintenance then a mutually agreeable time notification period shall be agreed.

2.                                       On-site attendance shall be required in cases of emergency and when the site operator staff has not been able to resolve the problem using the Contractor supplied procedures.

3.                                       Inmarsat and the Contractor shall agree the necessity of an on-site attendance on a case-by-case basis.

10.8.                     Problem Resolution

10.8.1                                      P1 Resolution

1.                                       A qualified response shall be supplied by telephone to the relevant RAN site operator within thirty (30) minutes of the initial call being placed at the CSO.

2.                                       For each P1 problem, the Contractor shall provide a work-around solution to restore site availability.

3.                                       System availability shall be restored in the shortest possible time and full service restored no later than twenty-four (24) hours from the reported incident. The one exception to this is for third party software problems that are outside of the control of the Contractor.

4.                                       For each P1 problem then the Contractor shall conduct an investigation to determine the cause of the problem.

5.                                       The results of this investigation shall be provided as soon as possible and not later then at the end of the next working day from the initial notification.

6.                                       For P1 software problems in Contractor-developed software then the Contractor shall provide a “patch” within two (2) working days of the initial notification. A “patch” is an interim software fix that does not go through a complete coding and regression testing cycle.

7.                                       Each patch shall be subject to Inmarsat review before release. Inmarsat will identity an accessible after-hours contact for this purpose.

8.                                       The “patch” should be such that effort is required from the site operator during the loading process is minimised (i.e. patch downloading and initialisation is automated).

9.                                       The Contractor shall supply a formal software release containing the formal resolution of the P1 problem in Contractor-developed software within three (3) months of the notification.

10.8.2                                      P2 Resolution

1.                                       Unless otherwise agreed, these problems in Contractor-developed software shall be fixed within the next routine software maintenance release.

2.                                       “Patch” solutions shall only be delivered ahead of the next formal release if expressly agreed with Inmarsat.

10.8.3                                      Regression Testing

1.                                       A regression test procedure shall be exercised by the Contractor for each new software release.

10.9.                     Status Reporting

1.                                       Closure of problem reports shall require an examination of the symptoms to determine if the fault is hardware or software related or both.

2.                                       The closure report shall detail the cause(s) of the problem, affected software subsystems, proposed solution and resolution schedule.

3.                                       The test procedures and implementation strategy for each resolution shall be evaluated and agreed in co-operation with Inmarsat.

4.                                       The Contractor shall hold a monthly maintenance review to monitor and report progress being made on reported problems and against resolutions. Inmarsat reserve the right to participate in a review meeting, as felt necessary.

5.                                       The Contractor shall provide a monthly maintenance report to Inmarsat reporting the status of all outstanding reported problems.

6.                                       The monthly report shall include a characterisation of the particular status of each outstanding P1 problem as well as a detailed problem resolution plan.

10.10                 Warranty and Maintenance Change Control

10.10.1       Document Updates

This sub-section concerns the co-ordination of document changes to hardware and system manuals to ensure that they remain in line with the versions implemented in the field.

1.                                       Revisions shall be applied, as required, to the following documents before a software or hardware release is installed:

1.1.                              Operators manuals;

1.2.                              Procedures manuals;

1.3.                              Maintenance Manuals;

2.                                       The Contractor shall provide a list of outstanding reported system problems with each release.

3.                                       This list should be supplied in a Problem Status Notice (PSN) to the SAS site every 3 months or when a software/hardware upgrade occurs

4.                                       The PSN should include:

4.1.                              A procedure for avoiding or coping with the problem;

4.2.                              A forecast of the release number and date when the solution is expected.

10.10.2.                            Software and Hardware Updates

1.                                       Each software and hardware update should be accompanied by a Release Bulletin (RB).

2.                                       Each RB should divide into:

2.1.                              A Problem Status Notice (PSN);

2.2.                              Update Status Bulletin (USB) that includes:

2.2.1.                     Identification of changes included in the release;

2.2.2.                     Identification of known problems that are thereby resolved;

2.2.3.                     Instructions on how the release is to be installed and integrated;

2.2.4.                     Documentation replacement pages, as required;

2.2.5.                     Tests to be completed by the site staff;

2.2.6.                     Details on the factory system configuration that the release was tested against.

10.10.3                               Consolidated Software Releases

1.                                       The Contractor shall undertake to provide periodic consolidated software releases for Contractor-developed software.

2.                                       There shall be at least one consolidation release per annum. This excludes any releases delivered to rectify problems.

10.10.3.1. Requirements of Software Releases

1.                                       It shall be possible to introduce a consolidated software release during a SAS maintenance window. Redundant equipment within the delivered SAS is to be employed to eliminate or minimise downtime.

2.                                       Each consolidated software release shall be compatible with the existing software and operating system environment.

3.                                       Inmarsat shall retain the right to witness any software consolidation compatibility test before it is transferred to the target site.

10.10.3.2. System and Configuration Build

1.                                       The Contractor shall maintain a system test environment (referred to as the SAS Reference Test bed) suitably representative of the configuration used at the operational SAS (see Section 13).

2.                                       The Contractor shall ensure that the test equipment, test software and databases are configured to be representative of the site installation.

10.11                 Release Control

1.                                       The Contractor should coherently group software changes into staged, planned releases.

2.                                       Release control shall ensure that Contractor software released from the development environment is adequately specified in terms of documentation, testing and quality.

3.                                       The release control procedure used by the Contractor shall address:

3.1.                              Configuration management: Management of the resources used to control acceptance of new/changed software into the application libraries. Such configuration management needs to permit regression back to any previous build release. It should be possible to determine the modification state of a particular software component in any new release. This principle similarly applies to hardware changes.

3.2.                              Document Management: Generation of release notes and document updates for the configuration controlled items.

3.3.                              Testing: Ensuring that new/changed functions are individually tested then regression tested within the complete release using a representative test environment.

3.4.                              Production: Generation of release media or hardware components for site installation.

3.5.                              Installation instructions: Producing appropriate and documented installation guidelines to the host sites which will, in case of unforeseen problems, allow the staff, in a reasonable time scale, to regress to the previous release.

3.6.                              Certification: Ensuring that the site configurations are compatible with the new software or hardware release, in terms of configuration item compatibility and operating system parameters.

4.                                       The type of a release shall be mutually agreed between the Contractor and nominated Inmarsat representative(s).

5.                                       The type of release shall be categorised as:

5.1.                              Routine: Where installation procedures are provided with the release. In this event, each release represents a localised, low risk change rectifying a well defined problem.

5.2.                              With telephone assistance: Where the problem(s) is well defined but configuration at the factory cannot ensure complete confidence in the reliability of the release when transferred into the target operating environment. This assistance is extended to all P1 fixes.

5.3.                              With on-site assistance: This will not routinely be necessary for problem resolution, but will be provided when both the Contractor and Inmarsat agrees that on-site support is required

6.                                       Before any software release then the Contractor shall have completed all required testing of the software.

7.                                       Release testing shall include one or more of:

7.1.                              Baseline unit tests;

7.2.                              Specific tests for the individual changes;

7.3.                              Regression testing;

8.                                       Master archives of the software, documentation and the release notes shall be maintained and updated at the Contractor’s maintenance facility.

10.12.              Support Activities

10.12.1                               Field Activity

1.                                       A representative(s) from the Contractor Maintenance team shall visit the SAS once a year (during the warranty period) to review the operation and the service provided.

2.                                       Outstanding site problems shall be investigated during these visits.

3.                                       During these visits then operational procedure updates, the use of software routines and any further utilities shall be demonstrated to site operator staff.

4.                                       Inmarsat shall be provided with an agenda for this visit, two weeks before the actual visit date.

11.                               DELIVERABLE DOCUMENTATION

1.                                       The Contractor shall deliver to Inmarsat all programme management documentation listed in Table 4, in accordance with the specified schedule.

2.                                       The Contractor shall deliver to Inmarsat all technical documentation listed in Table 5, in accordance with the specified schedule.

3.                                       The Contractor shall establish a secure communications link to Inmarsat for the electronic exchange of documents and e-mail.

4.                                       Delivery of documentation (draft versions) shall comprise:

4.1.                              At least two hard copies of each report;

4.2.                              An electronic version of each file, delivered via e-mail, floppy or CD ROM, as appropriate.

5.                                       Delivery of documentation (final versions) shall comprise:

5.1.                              At least four hard copies of each report;

5.2.                              An electronic version of each file, delivered via e-mail, floppy or CD ROM, as appropriate.

6.                                       Unless otherwise agreed, all documentation shall be delivered to Inmarsat, London.

7.                                       At the end of the project, the Contractor shall prepare and deliver a CD ROM containing the final version of each deliverable document.

8.                                       All deliverable documents shall be written in English.

9.                                       The Contractor shall agree in advance with Inmarsat the word processing package to be used (i.e. Microsoft Word).

10.                                 All documentation should be delivered in a browser viewable format (i.e. PDF or HTML).

11.                                 The documentation standard and control procedure shall be referenced in the QAP and approved by Inmarsat before use.

12.                                 All documentation in Tables 4, 5 shall be retained under formal document configuration control.

No	Contractor Document	Comments	Delivery Schedule
			Draft 1	Draft 2	Final
1.	Programme Management Plan (PMP)	Incorporates Overall Project Schedule (may be separated for each development)	****	****	****
2.	Risk Management Plan (RMP)	Incorporates overall risk management procedures (may be separated for each development)	****	****	****
3.	Configuration Management Plan (CMP)	Incorporates the overall configuration control procedures (may be separated for each development).	****	****	****
4.	Quality Assurance Plan (QAP)	Incorporates the overall quality assurance procedures (may be separated for each development). Contains process descriptions of the Hardware Development Plan and Software Development Plan	****	****	****
5.	Training Plan	Covers both engineering and operational training (may be separated for each development).	****	****	****
6.	Warranty and Maintenance Plan	Maintenance plan for the equipment and network	****	****	****
7.	Monthly Progress Report	Statement of project progress.	****	****	****
8	Milestone Review Meeting Minutes	Records the points raised at the review meeting	****	****	****
9.	System Test Plan	Details the overall test approach for RAN, acceptance test plans and the requirements mapping to the acceptance test plans.	****	****	****

Table 4: Programme Management Documents

No	Contractor Document	Comments	Delivery Schedule
			Draft 1	Draft 2	Final
1.	Functional Specification	Functional specification	****	****	****
2.	Requirements Allocation	Allocation of requirements to RAN subsystems	****	****	****
3.	External Interface Control Documents (ICD)	Interface definition between the RAN and all other BGAN subsystems	****	****	****
4.	Facilities Requirement Specification(s)	Outlines the infrastructure required for delivery of equipment into the site. Decomposed into: a) Radio Facilities Requirements b) Base Station Facilities Requirements	****	****	****
5.	Segment Design Document	Segment design document - decomposition into subsystems, subsystem high level design. I	****	****	****
6.	MMI Design Document	Man-machine Interface (MMI) for the RAN operations	****	****	****

7.	Operational Concepts	Operational concepts	****	****	****
8	Factory Acceptance Test Plan	Factory acceptance test plan.	****	****	****
9.	Site Acceptance Test Plan	Site acceptance test plan.	****	****	****
10.	Factory Acceptance Test Procedures	Factory acceptance test procedures.	****	****	****
11.	Site Acceptance Test Procedures	Site acceptance test procedures	****	****	****
12.	Operator Training Manual	Manual to be used for operator training for the delivered equipment.	****	****	****
13.	FAT Configuration Report	FAT configuration report	****	****	****
14.	SAT Configuration Report	SAT configuration report	****	****	****
15.	FAT Readiness Report	SAS FAT Readiness Report	****	****	****
16.	SAT Readiness Report	SAS SAT Readiness Report.	****	****	****
17.	FAT Test Report	Results of the FAT testing	****	****	****

18.	SAT Test Report (including site transfer document)	Results of the SAT testing	****	****	****
19.	Operations Manual(s)	Operating and user instructions for the RAN equipment	****	****	****
20.	Site Survey Report	Results of Contractor review of the SAS facility	****	****	****
21.	Shipment Plan	Details of when and how the equipment is to be shipped and accepted at the site	****	****	****
22.	Site Readiness Review Report	Site Readiness Review Report	****	****	****
23.	Site Installation Document	Installation Plan	****	****	****
24.	Annual Warranty Report	Summary of warranty activities and services provided over the last 12 month period	****	****	****
25.	Recommended Spares List	Definition of the sparing plan proposed for the equipment	****	****	****

Table 5: Deliverable Technical Documentation

12.                               APPLICABLE STANDARDS

Inmarsat is responsible for the provisioning of the RAN building site infrastructure and required facilities such as power and air conditioning.

1.                                       The Contractor shall undertake to deliver at EDC+3 months a preliminary draft of equipment detail, a second draft at PDR and a final Facilities Requirement Specification by FDR, outlining all the site requirements to enable equipment installation.

2.                                       The Facilities Requirement Specification shall include a schedule of when facilities will be required and when access to the site is needed.

3.                                       The Facilities Requirement Specification shall address what is required in terms of:

3.1.                              Power supply;

3.2.                              Environmental conditions (temperature, humidity, etc.);

3.3.                              Floor space;

3.4.                              Security and access control;

3.5.                              Estimated number of operational staff;

3.6.                              Qualifications of operational staff;

3.7.                              Civil engineering (e.g. building, antenna structure and load bearing, etc.);

3.8.                              Mechanical structures.

12.1.                     Site Requirements

Selection of the RAN sites has not yet been made. This selection will be identified by PDR. The NOC is located at the Inmarsat Headquarters site in London, England.

1.                                       The Contractor shall indicate how national requirements for site equipment and installation (e.g. cabling, voltages, etc.) is to be met once the site location has been confirmed by Inmarsat.

2.                                       All equipment (racks, shelves, cards, cables, etc.), shall be labelled to enable easy identification.

3.                                       Such labelling shall not be of a temporary nature.

4.                                       All labelling shall be written in the English language.

5.                                       The Contractor should enter equipment inventory details in the Site Configuration Report .

6.                                       Equipment shall be provided with suitable termination points for all cabling to facilitate installation, interconnection and subsequent maintenance.

7.                                       Contractor identified cabling required but that which is not part of the equipment to be installed will be provided as under floor cabling with suitable termination points being provided.

8.                                       Wiring and cabling used within the equipment shall be of adequate size and rating so as to prevent mechanical or electrical damage by any reasonable factors, including the carrying out of routine maintenance work.

9.                                       The Contractor-supplied commercial off-the-shelf (COTS) equipment shall have as a minimum the applicable CE mark; all Contractor developed equipment shall have the CE mark and additionally be compliant to UL and FCC requirements for that class of equipment. Precautions include:

9.1.                              Induced voltages due to lightning discharge;

9.2.                              AC mains borne interference;

9.3.                              Induced voltages due to adjacent RF equipment.

10.                                 The Contractor shall accept responsibility for compliance with local regulations for suppression of radio interference, and for elimination of any co-site interference emanating from the Contractor’s equipment.

11.                                 The Contractor shall provide adequate protection against any equipment susceptibility to potential electromagnetic contamination.

12.2                        Environmental Conditions

The equipment shall meet their technical requirements over the following range of environmental conditions:

Temperature	10[o] to 35[o] C ambient
Relative Humidity	10 to 80% bounded by an absolute humidity of 20g/m3 on the high side and bounded by 1.5 g/ m3 on the low side

12.3                        Health and Safety

The Contractor shall deliver equipment that fully complies with the safety requirements associated with its CE mark.

13.                               TEST FACILITIES

13.1.                     Reference Test Bed (RTB)

The purpose of the RTB (maintained at the Contractor facility) is to enable the Contractor to suitably verify, test and debug the RAN during development. Thereafter, the RTB will be used for maintenance once in operation and for co-ordinating and testing upgrades including new software, new enhancements etc and also for trouble shooting.

1.                                       During the development and test stage the Contractor shall be responsible for all in-lab equipment required to verify the AI and the RAN.

2.                                       The Contractor shall design, develop and build an in-factory representative Reference Test Bed (RTB) sufficiently sized (both hardware and software) to assist with RAN development, system performance/load testing, AI verification and maintenance investigations.

3.                                       The Contractor shall use the RTB for in-house system testing, warranty and maintenance support.

4.                                       The Contractor shall support the RTB throughout the development, testing and warranty period.

5.                                       The Contractor and Inmarsat shall agree upon a delivery mechanism between the Contractor facility and SAS site for the transfer of software upgrades, files, etc.

6.                                       The RTB shall be able to connect with the operational network, when authorised via Inmarsat and on provision of a suitable communications line.

The RTB shall provide a test harness capability for all external interfaces to the RAN.  The technical requirements for the RTB are given in the System Requirements Specification (SRS).

13.2.                     Transportable Test Tools

The Contractor shall develop and produce two (2) sets of transportable test tools (TTT).

The purpose of the TTT is to enable the Contractor to test the RAN by emulating all external interfaces, including the Air Interface, the Core Network Interface, the Business Support System (BSS) Interface and the Network Management System Interface.  This tool set shall have appropriate interfaces at baseband, IF as well as RF, in order to enable testing the Air Interface at both IF and over-satellite.

The technical requirements for the TTT are given in the System Requirements Specification (SRS).

14.                               SYSTEM INTEGRATION EFFORT

14.1                        BGAN Development Coordination Forum

Inmarsat will chair a BGAN Development Coordination Forum (DCF) for the coordination of technical and operational issues related to the BGAN system development.  All contractors and suppliers related to the BGAN system development are required to participate in these DCF meetings.

The scope of the SEC meetings is to encompass :

a)              resolution of technical and operational issues related to the development of the BGAN system

b)             coordination of inter-working and integration testing between different BGAN subsystems;

c)              identification and resolution of issues related to gaining type approval and certification of BGAN user terminal equipment for different markets;

d)             identification and resolution of technical issues related to gaining licensing and market access for the BGAN system operation and service provision.

1.               The Contractor shall participate in the DCF meetings to be established by Inmarsat.

2.               The Contractor shall participate proactively in identifying and resolving technical and operational issues related to the development of the BGAN system.

14.2                        Access to Reference Test Bed

The Contractor shall make available the Reference Test Bed (RTB) for interworking and integration tests by other BGAN subsystem suppliers, as nominated by Inmarsat.  Inmarsat will ensure that the other BGAN subsystem suppliers provide reasonable notice for the Contractor to schedule access to the RTB facilities.

14.3                        System Integration Support

The Contractor shall support overall system integration testing activity as directed by Inmarsat.  These tests shall be conducted after SAT testing for the SAS site.  This excludes all integration and test activities conducted by the Contractor prior to the SAT milestone, and as such shall be within the scope of the contracted work.

The Contractor shall make available skilled personnel capable of supporting the integration test campaign, for a minimum of 10 man-years at agreed time and materials charge rates.  The Contractor shall invoice Inmarsat on a monthly basis in arrears for the actual level of support provided.  All system integration activities supported by the Contractor shall require prior approval by the responsible Inmarsat project manager.

Appendix A - Abbreviations
ADD	Architectural Design Document
ADR	Architectural Design Review
AI	Air Interface
AOC	Advanced Operations Centre
API	Applications Programming Interface
ATR	Alpha Test Review
BCC	NOC Backup Control Centre
BGAN	Broadband Global Area Network
BOC	Business Operations Centre
BSS	Business Support System
BTR	Beta Test Review
CAI	Common Air Interface
CMP	Configuration Management Plan
CSO	Customer Support Office
CU	Communications Unit
DCN	Data Communications Network
DR	Development Review
EDC	Effective Date of Contract
ESA	European Space Agency
FAT	Factory Acceptance Test
FATR	FAT Review
FDR	Final Design Review
FFP	Firm Fixed Price
FTR	Factory Test Review
GEO	Geostationary Earth Orbit
GGSN	Gateway GPRS Support Node
GPRS	General Packet Radio Service
GS	Ground Station
HFR	Hardware Fault Report
HLR	Home Location Register
HMP	Hardware Management Plan
ICD	Interface Control Document
IF	Intermediate Frequency
ITP	Integration Test Plan
KOR	Kick-off Review
MTBF	Mean Time Between Failures
MT	Mobile Terminal
MTTR	Mean Time to Repair
N/A	Not Applicable
NE	Network Element
NOC	Network Operations Centre
NFO	Network Facilities Operator
ORR	Operations Readiness Review
OTR	Operations Test Report
PBSC	Packet Base Station Controller
PBTS	Packet Base Transceiver Site

PDD	Prototype Design Document
PDR	Preliminary Design Review
PLMN	Plain Land Mobile Network
PMC	Personal Multimedia Communications
PMP	Programme Management Plan
PSN	Problem Status Notice
QAP	Quality Assurance Plan
QoS	Quality of Service
RANQ	RAN Query
RF	Radio Frequency
RFP	Request for Proposal
RMP	Risk Management Plan
RID	Review Item Discrepancy
RN	Release Note
RTF	Reference Test Facility
SAS	Satellite Access Station
SAT	Site Acceptance Test
SATR	SAT Review
SDD	System Design Document
SFR	Software Fault Report
SFS	System Functional Specification
SGSN	Serving GPRS Support Node
SID	SAS Installation Document
SMP	Software Management Plan
SOT	System Operational Testing
SOW	Statement of Work
SPR	System Problem Report
SP	Service Provider
STP	System Test Plan
TBC	To Be Confirmed
TBD	To Be Determined
TE	Terminal Equipment
USB	Universal Serial Bus (1)
USB	Update Status Notice (2)
UT	User Terminal
VLR	Visitor Location Register
WBS	Work Breakdown Structure
WPD	Work Package Description

Appendix B

ICD CHANGE CONTROL BOARD

BASIC GUIDELINES

DRAFT

1.               Membership of the ICD CCB shall be open to the suppliers of all major subsystems of the BGAN system.

2.               Inmarsat shall chair the CCB.  All other members of the CCB shall have equal status.

3.               The CCB shall be responsible for maintaining all BGAN Interface Control Documents (ICDs), including the BGAN Air Interface (AI) definition.

4.               Any member of the CCB may propose changes to any ICD, with appropriate supporting information and justification.

5.               The CCB shall decide whether a given change is substantive or editorial.

6.               Editorial changes shall be to clarify ambiguities and remove errors in the ICD definition.  Substantive changes shall be to provide enhanced performance/ functionality in the ICD definition.

7.               All members shall adopt all editorial changes, without the need for amendment of their respective development contracts.

8.               All members shall adopt substantive changes up to their respective contractual PDR milestones, provided there is no consequential impact on the contracted scope of work, without amendment of their respective contracts

9.               All members shall adopt substantive changes up to their respective contractual FDR milestones, provided there is no consequential impact on the contracted scope of work.

10.         All members shall make best efforts to adopt substantive changes at any time, in the interest ensuring a properly functional BGAN system.

11.         Decisions of the CCB shall generally be taken by consensus.  In case of lack of consensus, the Chairperson shall decide on the basis of congruence with Inmarsat BGAN programme goals.

ANNEX B

SYSTEM REQUIREMENTS SPECIFICATION (SRS)

[***]

ANNEX C

[***]

ANNEX D

PRICE BREAKDOWN AND PAYMENT PLAN

PRICE BREAKDOWN (in US Dollars)

A.                                    BREAKDOWN OF BASELINE PRICES

*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****

B. BREAKDOWN OF OPTION PRICES

*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****	*****
*****
*****	*****
*****	*****
*****	*****

C.                                    VARIABLE PRICES

1.                                       Shipping and Travel Costs

Shipping and Travel Costs for the four representative sites (Raisting, Singapore, Goonhilly and UAE) total $**** and are included in the FFP.   Following Inmarsat’s final selection of RAN sites, the prices may be adjusted in accordance with the actual costs of shipping the RAN equipment to those alternative sites and Contractor’s actual travel costs.    Contractor and Inmarsat shall agree on the appropriate Change Notice to Annex D to the Contract to incorporate the final prices.

2.                                       Annual Maintenance Costs

The annual baseline price of $**** shall be adjusted in accordance with additional Work and/or RAN Equipment that will be added to the baseline by the time the maintenance period commences, plus the price escalation of TBD% - NTE 5%.  The annual baseline price does not include maintenance of Contractor’s manufactured equipment.  Inmarsat has the option to have such hardware maintenance performed for a firm fixed annual price or to have equipment repaired on a case by case fixed price basis.  Contractor shall provide prices for both options at least three months prior to expiration of the warranty period.

A.                                    PAYMENT PLAN

Baseline Contract

The Firm Fixed Price of **** shall be payable by Inmarsat following Contractor’s completion of the following contractual milestones:

Month EDC+	Milestone Number	Milestone Description	Milestone Payment in %	Milestone Payment in USD
1	1	Kick-Off Review	****	****
6	2	Preliminary Design Review	****	****
12	3	Final Design Review	****	****
13	4	Delivery of RFT	****	****
24	5	Factory Acceptance Test	****	****
27	6	Site 1 Acceptance	****	****
30	7	Final Acceptance	****	****
42	8	End of Warranty Year 1	****	****
54	9	End of Warranty Year 2	****	****

B.                                    PAYMENT PLAN

Options

A payment plan for Inmarsat’s options under this Contract shall be agreed between the parties at the time the options are confirmed and shall be incorporated in the appropriate amendment(s) to Contact.

C.                                    PAYMENT PLAN

Maintenance

The annual maintenance price for the baseline RAN, following expiration of the two year Warranty Period is $****.  This price is subject to a yearly increase based on the annual rate of inflation in Denmark; however, the increase shall not exceed **** per year.

Payment shall be made by Inmarsat in equal quarterly instalments of **** + annual percentage of inflation, payable at the beginning of each quarter of maintenance.

ANNEX E

WARRANTY AND MAINTENANCE PLAN

The Contractor’s Final Warranty and Maintenance Plan in conformance with the requirements of Annex A and B, SOW and SRS, shall be available at FAT.

ANNEX F

CONTRACTOR KEY PERSONNEL

Name	Title	% on Project

****	System Sales Manager	30
****	Systems R&D Manger	75
****	RAN Programme Manager	100
****	System Design/Test and Integration Manager	100
****	Sub-Contractor Manager	100
****	Manager Systems Engineering	100
****	Project Manager, Channel Unit Design	100
****	Project Manager, Host System Design	100
****	SW Team Leader	100
****	HW Team Leader and System Design	100
****	Quality Assurance Manager	25
****	CN Interface / UMTS Expert	100
TBD	Mathematician	100

ANNEX G

KEY SUBCONTRACTORS

Company Name	Address

SED SYSTEMS, INC.	18 Innovation Boulevard, PO Box 1464
Saskatoon, Saskatchewan, Canada S7K 3P7

Key Personnel:

Overall Contract Management:
Brent McConnell	VP, Operations
Patrick Thera	Program Manager
Gary Beeton	QA Coordinator

GRM:
Dan Baril	Project Manager
Mike Gale	Lead Systems Engineer
Russ Palmer	Lead Software Engineer

RFS:
Sandra Frattinger	Project Manager
Howard Grant	Engineering Consultant
Dave Fenske	Lead Systems Engineer
Brent Clark	PCE/MCS Lead Software Engineer
Ron Nunweiler	Installation Supervisor

LOGICA UK LIMITED	75 Hampstead Road
London NW1 2PL, England

Key Personnel:
Steve Smart	Business Manager
Hugh Deighton	RAN Project Manager
Lawrie Vince	Quality Support
Michael Carrigan	Technical Consultant
Nick Green	System Architect
Martin Potter	Development Manager
Keith Smith	Test & Integration Manager

WIRELESS INTELLIGENT SYSTEMS, LTD.	Baltic Street West
London , England

Key Personnel:
Panagiotis Fines	Project Management
Katerina Christofylaki	Contracts Manager
Fatin Said	Technical Consultant, Turbo Coding
Mike Lind Rank	DSP Engineer
Soren Kilsgaard	Digital HQ Design and Implementation
Michael Dohler	Channel Modelling and Testing

ANNEX H

CONTRACTOR BACKGROUND DISCLOSURE

Contractor identifies the following Background in respect of Article 11 hereto:

A.                                    THRANE & THRANE BACKGROUND

•                  Channel Unit Operating System

•                  Alarm and Event System

•                  Host Control System (SCS) (Star-up, Close-down and Switch-over functions)

•                  Rack Design

•                  Sub-rack Design

B.                                    LOGICA BACKGROUND

•                  LD-TeleCUSP-SCCPPR-0014 (Telecusp CCP Provider Low Level Design Specification), Version 1.1 dated 16 November 1999.

C.                                    SED SYSTEMS BACKGROUND

•                  M&C Software

•                  Geographical Positioning Software

•                  GRM Framework Software

•                  Third Party Background

•                  Vertex/RSI Antenna Design

Contract Change Notice

PROJECT	Inmarsat B-GAN RAN			CCN NO. 011			DATE

CONTRACT	INM-CO/01-2876/HC						20 January 2003

(1) TITLE OF CHANGE	Updates to Contract Terms and Conditions

Under this CN011, the parties amend certain contract terms and conditions as described in the attachment hereto.  Specifically, the CN encompasses the change from a one phase delivery of the RAN to a two phase delivery, changes in the payment milestone to include the additional 120 Man Months of effort incurred by Contractor in connection with delivery schedule of the SDM, and addition of Appendix I to Annex A of the Contract entitled Statement of Work which describes in more detail the RAN on the Bench deliverable to Inmarsat.

(3) RECOMMENDED INTRODUCTION POINT 20/12/2002
(4) DRAWINGS AND SPECS. AFFECTED

(7) REASON FOR CHANGE		Updating Contract

(8) RELATED FACTORS

FACTOR	Y	N	FACTOR	Y	N	FACTOR	Y	N
Performance			Testing			Other factors
Reliability			Materials and processes
Interface			Spare parts
Weight			Agency furnished equipment
Dimensions			Packaging
Electrical parameters			Publications

(9) ESTIMATED INFLUENCES ON CONTRACT PROVISIONS

1. TOTAL PRICE INFLUENCE

TOTAL HOURS	LABOUR COSTS		MATERIALS	TAXES		OTHER COSTS	TOTAL COSTS

Not specified	Not specified		Not specified	Not included			USD ****

2. SCHEDULE INFLUENCE None

CONTRACTOR’S SIGNATURES						INITIATOR Both Parties DATE: 20-01-032
PROJECT MANAGER
****						DATE: DD-MM-YY
CONTRACT MANAGER
****						DATE: DD-MM-YY

Confidential & Proprietary

DATE OF REJECTION	DATE OF APPROVAL	INTRODUCTION POINT
CUSTOMER’S SIGNATURES
PROGRAMME MANAGER		DATE:
CONTRACTS MANAGER		DATE:

Article 1                                               Scope of Work

The scope of work current as of December 2002, is reflected in the Statement of Work Issue 2.1 and the updated System Requirements Specification Issue 3.1.

Article 2                                               Delivery by Contractor

Paragraph B of Article 2 is hereby amended to read as follows:

The Radio Network Sub-system (RFS) delivery locations shall be Burum in the Netherlands and Fucino in Italy.  All deliverable items shall be delivered in accordance with Article 3 hereto, entitled Performance Schedule, in accordance with the Statement of Work and SRS Volume 3.1.

A new Paragraph C is added as follows:

The RAN on the Bench (ROB) which is developed by Contractor concurrently with the Reference Test Bed (RTB) but shall be delivered to Inmarsat, shall be ready for delivery to Inmarsat no later than mid-May 2003.  The ROB shall have as a minimum the functionality set out in the ROB Technical Specification attached as Appendix I to the Statement of Work, Annex A.

Article 3                                               Performance Schedule

The parties have agreed to change the originally agreed delivery schedule from one phase delivery with Final Acceptance to take place no later than 30 months from EDC, to a two-phased delivery encompassing the following revised delivery milestone dates:

Delivery of RFT	****
Final Design Review	****
Delivery of RAN on the Bench (ROB)	****
Factory Acceptance (FAT) 1 for Baseline 1	****
Site Acceptance (SAT) 1 at Burum for Baseline 1	****
Factory Acceptance (FAT) 2 for Baseline 2	****
Site Acceptance (SAT) 2 at Burum for both RFSs	****
Site Acceptance (SAT) 2 at Fucino for both RFSs	****
Final Acceptance of Baselines 1 and 2	****

Article 4                                               Price

Paragraph A of Article 4 is amended to read as follows:

The firm fixed price for the Work as defined in Annex A and B herein, entitled Statement of Work and SRS, is $**** at EDC.  The firm fixed price shall be subject to Change Notices subsequently entered into between the parties which result in a change of the total value of the contract from the initial firm fixed price.

3

New Paragraph C

C.                                     For avoidance of doubt, the **** of the Total Contract Value available to Inmarsat for Liquidated Damages under Article 21 “Final Acceptance Milestone” - sub-paragraph 2, shall be assessed against the then current total value of the Contract.

New Paragraph D

D.                                    Inmarsat and Contractor have agreed to a payment covering the total of 120 Man Months of effort required by Contractor to accommodate increased resourcing due to delay of the SDM and re-phasing of the programme into two distinct delivery phases.  The total payable is $**** which is payable in accordance with the distribution of additional resources as a percentage add-on payment to the revised milestone payments shown under the amended Annex D, entitled Price Breakdown and Payment Plan

Article 21                                        Incentives and Remedies for Early and Late Delivery

Due to the parties change to a two phase delivery of the RAN, Article 21 is hereby amended to reflect the revised schedule:

The Delivery Milestones under this Article 21 have been modified as follows:

Milestone 1 - Factory Acceptance Test (FAT1) for Baseline 1

In case FAT 1 is delayed, the Contractor shall be liable for liquidated damages in the amount of **** per day for each day of delay of FAT 1 in accordance with Article 5 of the Contract entitled Final Acceptance.  Such liquidated damages shall accrue up to a total amount of United States Dollars ****.

The liquidated damages set out in 1. above shall accrue up to and including the date of successful FAT1 or termination by Inmarsat pursuant to Article 19 of the Contract entitled Termination.  During the period when liquidated damages are accruing, the Contractor shall not be liable for any other damages with respect to such delay, except as explicitly stated to the contrary.

Milestone 2 - Site Acceptance (SAT) 2 at Burum

In case SAT 2 acceptance at Burum is delayed, the Contractor shall be liable for liquidated damages in the amount of United States Dollars **** per day for each day of delay of SAT 1 in accordance with Article 5 of the Contract entitled Final Acceptance.  Such liquidated damages shall accrue up to a total amount of United States Dollars ****.

The liquidated damages set out in 1. above shall accrue up to and including the date of successful SAT 2 or termination by Inmarsat pursuant to Article 19

4

of the Contract entitled Termination.  During the period when liquidated damages are accruing, the Contractor shall not be liable for any other damages with respect to such delay, except as explicitly stated to the contrary.

Final Acceptance Milestone

Paragraph 1 “Incentives” is hereby deleted as this is no longer relevant due to the schedule change.

Paragraph 2 is modified to a Final Acceptance Date of EDC+40 months (July 1, 2001 to October 31, 2004).

For avoidance of doubt, the parties confirm that the total Liquidated Damages amount of **** of the Contract Value shall include any sums paid by Contractor in connection with LD Milestones 1 (FAT1) and 2 (SAT-2).

Annex A                                                 Statement of Work

Sub-paragraph 1.2 of Article 10, entitled Warranty and Maintenance shall be deleted and replaced with the following text:

10.1.2          The Contractor shall provide a minimum of two years warranty and support commencing from the following start dates:

a.                                               For the RFS and Antenna equipment, the warranty start date shall be EDC plus 30 months, or 1 January 2004.

b.                                              For the RNS equipment, excluding equipment identified under a. above delivered to the Burum SAS, the warranty start date shall be SAT-1 at Burum.

c.                                               For the RNS equipment, excluding equipment identified under a. above, delivered to Fucino SAS, the warranty period shall commence from delivery of such RNS equipment to Fucino provided, however, that the warranty start date for such RNS equipment under this sub-paragraph c. is no earlier than EDC plus 30 months or SAT-1 at Burum, whichever is the later.

d.                                              For all software delivered by Contractor under sub-paragraphs b. and c. above, the warranty period shall commence SAT-1 at Burum.

5

Annex C                                                 Air Interface Specifications

****

Annex D                Price Breakdown and Payment Plan

Payment Plan – Baseline Contract

The Baseline Payment Plan is hereby revised to reflect the change to a two phase delivery of the system and inclusion of 120 Man Months of additional effort by Contractor.  Milestones 1 - 4 covering **** of the baseline contract price remain as originally stated, but a new Milestone 5 has been added to reflect the RAN on the Bench (ROB) deliverable.  Thus, the following shall be the new payment milestones for the baseline contract:

Milestone	Dates	%	Total Amount	Plus Man Months	Total Including 120 Man Months
FDR	11/02	****	****	0	****
Delivery or RFT	11/02	****	****	0	****
Delivery of ROB	05/03	****	****	0	****
FAT 1	09/03	****	****	25	****
SAT 1	01/04	****	****	35	****
FAT 2	06/04	****	****	10	****
SAT 2 (Burum)	08/04	****	****	10	****
SAT 2 (Fucino)	09/04	****	****	40	****
Final Acceptance	10/04	****	****	0	****
Warranty Year 1	10/05	****	****	0	****
Warranty Year 2	10/06	****	****	0	****
			****		****

The remaining baseline contract payments therefore total $****.

6

Annex F                                                   Key Personnel

The following is a revised list of key personnel.

Name	Title	% on Project

****	System Manager	30
****	System R&D Manger	75
****	RAN R&D Product Manager	100
****	RAN Programme Manager	100
****	RAN Project Manager	100
****	System Design Team Leader	100
****	Sub-Contractor Manager	50
****	System Engineering	100
****	Team Leader, Host System Design	100
****	Channel Unit SW Team Leader	100
****	Channel Unit HW Team Leader and System Design	100
****	Test Team Leader	100
****	UT Simulator Team Leader	100
****	Quality Assurance Manager	10
****	CNGW Team Leader	100
****	DSP Team Leader	100
****	Development Engineer, RRM	100

Annex G                                                 Key Sub-Contractors

Annex G is amended by deleting sub-contractor’s Logica UK Limited and Wireless Intelligent Systems, Inc.

For Logica UK Limited, the following is substituted for Core Network Interface Development Work:

Hughes Software Systems Ltd. (HSS)

Electronic City, Plot No. 31

Sector 18, Gurgaon 122015

Haryana (India)

Hughes Software Systems Ltd. Key Personnel

N. Mohan	Engineering Manager
Poonam Pandita	Configuration Manager
V. Sivasankaran	System Engineer
Prabhat Sahoo	Manager CN Development
Rajinder Kumar	Manager Integration & Tetsing

7

Annex H                                                 Contractor Background Disclosure

Logica Background is deleted.

HSS Background is substituted as follows:

S. No	RNC Protocols	Compliance
1.	SSCOP	ITU-T Q.2110
2.	Q2630.1	ITU-T Q.2630.1
3.	Q2630.2	ITU-T Q.2630.2
4.	SCCP	Q.711 - Q.714, 1996, ETS 300 009 1996, T1.112 1996, GR 246
5.	DMTP3-B	ITU-T Q. 2210, 1996
6.	GTP-U for RNC	3G TS 29.060 v4.1.0 (2001-06)
7.	SSCF-NNI	ITU-T Q.2140
8.	RANAP	Intermediate Release- 3GPP TS 25.413 R99 December 2001 version Final Release will support R4 Compliance March 2002 version or later.
9.	Q.2150.1	ITU-T Q.2150.1
10.	IPoA	RFC 2684
11.	PDCP	Intermediate Release ? 3GPP TS 25.323 v3.3.0 Final Release will support R4 Compliance March 2002 version or later.

8

Appendix I to Annex A

****

9